Exhibit 10.4
SHORT TERM LEASE AGREEMENT

This SHORT TERM LEASE AGREEMENT (this “Lease”) is executed as of this 25 day of April, 2018 by and between WE 150 MUNSON LLC, a Delaware limited liability company (“Landlord”) and QUANTUM CIRCUITS, INC., a Delaware corporation (“Tenant”). Capitalized terms shall have the meanings herein ascribed to them whether used before or after the respective definition is set forth.

1.Lease Grant.

(a)Landlord leases to Tenant and Tenant accepts the lease from Landlord of the premises consisting of approximately 5,777 rentable square feet (the “Premises”) at the property known as 150 Munson Street, New Haven, Connecticut and more particularly described on Exhibit A attached hereto and made a part hereof (the “Property”), together with the right in common with others to use any portions of the Property that are designated by Landlord for the common use of tenants and others, including, without limitation, sidewalks, common corridors, common base building utilities, elevator foyers, restrooms, and lobby areas (the “Common Areas”), for the period (the “Term”) commencing on the date hereof, (the “Commencement Date”), and ending on the date (the “Termination Date”) which is the last day of the sixth (6th) Lease Year, unless sooner terminated as provided below. As used herein, “Lease Year” means, for the first Lease Year, the period from the Commencement Date through the Rent Commencement Date plus the period commencing on the Rent Commencement Date and ending on the last day of the 12th full calendar month thereafter (unless the Rent Commencement Date is the first day of the month, in which event the first Lease Year shall end on the day prior to the first anniversary of the Rent Commencement Date) and each Lease Year thereafter shall be the 12 month period immediately following the expiration of the preceding Lease Year.
(b)The Premises is known as Suite 203 and is located on the second (2nd) floor in the building (the “Building”) at the Property and is shown on Exhibit B attached hereto and made a part hereof. The term “rentable square feet” means the rentable square feet of the Premises, as measured in accordance with the current Building Owners and Management Associations (BOMA) Method, American National Standard (ANSI/BOMA Z65.1). Landlord and Tenant shall have the right, at any time before or after the Commencement Date, to have the rentable square feet of the Premises measured in accordance with the aforesaid BOMA standard by an independent architect. In the event such measurement results in a different measurement from the measurement set forth above, then the parties shall enter into a modification of this Lease that changes the size of the Premises, the amount of Base Rent, the Pro Rata Share, and any other provision of this Lease that is dependent on the rentable square feet of the Premises.

2.Condition of the Premises. Tenant is acquainted with the condition of the Premises and the Property, and takes the Premises “as is”, subject to completion of Landlord’s Work, and the taking of possession of the Premises by Tenant on the Commencement Date shall be prima facie evidence that the Premises and the Property were in good and satisfactory condition at the time possession was taken by Tenant.
Certain identified information has been excluded from the exhibit because it is (i) not material and (ii) the type that the registrant treats as private or confidential. Redacted information is marked with a [*****].

3.Rent and Additional Rent.

(a)As consideration for this Lease, Tenant shall pay Landlord, without any setoff or reduction, the Base Rent and all Additional Rent when due under this Lease, except as stated to the contrary elsewhere in the Lease. Tenant shall commence paying Base Rent, the Utility Fee and Tenant’s Pro Rata Share of Operating Expenses and Real Estate Taxes (as such terms are defined below) on the date (the “Rent Commencement Date”) which is the earlier to occur of (i) the date when Tenant’s Work is Substantially Complete (as defined in Exhibit C) and (ii) the Outside Date (as defined below). Once the Rent Commencement Date is known, the parties shall enter into a letter agreement confirming such date. “Additional Rent” means the Utility Fee, Pro Rata Share of Operating Expenses and Real Estate Taxes and any other cost or charge due from Tenant to Landlord under this Lease other than Base Rent. Additional Rent and Base Rent are sometimes collectively referred to as “Rent.” Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand. All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord. All payments of Rent shall be by good and sufficient check or by other means (such as automatic debit or electronic transfer) acceptable to Landlord. If Tenant fails to pay any item or installment of Rent when due past applicable notice and cure periods, Tenant shall pay Landlord an administrative fee equal to 5% of the past due Rent. Landlord’s acceptance of less than the correct amount of Rent shall be considered a payment on account and shall be applied to outstanding amounts due as Landlord in its sole discretion shall determine. No endorsement or statements on a check or letter accompanying a check or payment shall be considered an accord and satisfaction, and Landlord may accept the check or payment without prejudice to Landlord’s right to recover the balance or pursue other available remedies. Tenant’s covenant to pay Rent is independent of every other covenant in this Lease. Rent for partial months during the Term shall be prorated based on the number of days in the month. Tenant shall pay to Landlord, in addition to Tenant’s obligation to pay the Utility Fee and its Pro Rata Share of Operating Expenses and Real Estate Taxes, all other costs which are specifically set forth herein, to Landlord, upon demand as Additional Rent, and Landlord’s reasonable costs incurred, in connection with any amendments to, consents under and subleases and assignments of this Lease requested by Tenant and in connection with the enforcement of rights and pursuit of the remedies of the Landlord under this Lease (whether during or after the expiration or termination of the term of this Lease).
(b)“Base Rent” is defined as and shall be paid by Tenant as follows:

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Period	Annual Rate Per RSF	Annual Base Rent	Monthly Installment
Lease Year 1	$23.00	$132,871.00	$11,072.58
Lease Year 2	$23.46	$135,528.42	$11,294.04
Lease Year 3	$23.93	$138,243.61	$11,520.30
Lease Year 4	$24.41	$141,016.57	$11,751.38
Lease Year 5	$24.90	$143,847.30	$11,987.28
Lease Year 6	$25.39	$146,678.03	$12,223.17

(c)During the Term of this Lease, Tenant shall pay to Landlord, Tenant’s Pro Rata Share of Operating Expenses and Real Estate Taxes attributable to the Term of this Lease. “Pro Rata Share” means the quotient, expressed as a fraction, of the rentable square footage of the Premises divided by 263,960, which is the rentable square footage of the Building, or 2.19%. Tenant shall pay on a monthly basis 1/12 of the annual Utility Fee and its Pro Rata Share of Operating Expenses and Real Estate Taxes based on an estimate by Landlord of the cost of said items. Within ninety (90) days following the end of every fiscal year, Landlord shall provide Tenant with a statement (“Landlord’s Statement”) of the actual Operating Expenses, Real Estate Taxes and Utility Fee for the preceding year. In the event Tenant has underpaid or overpaid any such charges, same shall be adjusted to reflect the correct amount due, with Tenant submitting any underpayment to Landlord, and (provided Tenant is not in default) Landlord, at its option, either reimbursing any overpayment to Tenant within 30 days after delivery of Landlord’s Statement or crediting such overpayment against future Additional Rent due under this Lease.
(d)The (i) electricity, (ii) domestic cold water, (iii) ventilation, and (iv) heating/cooling loop steam and water provided to the Premises and the HVAC systems serving the Premises (as applicable) shall be sub-metered, check-metered or otherwise reasonably ascertained through engineering calculations to measure the consumption of said utilities in the Premises and the actual costs of electricity, water, ventilation and energy used and consumed by Tenant at the Premises, net of all discounts and rebates received by Landlord in connection therewith (the “Utility Fee”) shall be paid by Tenant to Landlord as provided above. Notwithstanding the foregoing, to the extent that such utilities are separately metered by the utility provider, Tenant shall pay for such utilities directly to the utility provider and the costs of such utility for the leased and leasable portions of the Building shall thereafter not be included in the Utility Fee or Operating Expenses. All other utilities used and consumed at the Building, (which shall exclude any utilities for which Tenant is paying the Utility Fee and any utilities used and consumed at rented portions of the Building), shall be included as part of Operating Expenses, and Tenant shall pay to Landlord its Pro Rata Share as provided above. Notwithstanding anything in this Lease to the contrary, Landlord may, at Landlord’s discretion, change the method in which it manages and measures consumption of utilities and HVAC at the Building. Such changes may include, without limitation the installation of check meters, sub meters and/or consumption meters that measure Tenant’s actual use of electricity, gas, domestic water, condenser water, heating, ventilation, air conditioning, steam and other utilities used or consumed at the Premises or a portion thereof. In the event Landlord changes the method in

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which it manages and measures utilities as set forth above, following such change the Utility Fee and the cost for utilities included in Operating Expenses shall also be changed to reflect and be consistent with the new management and measurement of utilities. In such event, if deemed necessary by Landlord, Landlord and Tenant shall enter into an amendment to this Lease reasonably acceptable to the parties that sets forth the changes to how utilities and HVAC will be managed and billed.

(e)As used herein, “Operating Expenses” means all costs and expenses incurred in each fiscal year in connection with operating, maintaining, repairing, and managing the Building and the Property including, but not limited to:

(i)Labor costs, including, wages, salaries, social security and employment taxes, medical and other types of insurance, uniforms, training, and retirement and pension plans of employees working exclusively at the Building or if employees are providing services to multiple properties such labor costs shall be equitably apportioned and prorated among the properties.

(ii)Management fees, the cost of equipping and maintaining a management office, accounting and bookkeeping services, legal fees not attributable to leasing or collection activity, and other administrative costs. Landlord, by itself or through an affiliate, shall have the right to directly perform or provide any services under this Lease (including management services), provided that the cost of any such services shall not exceed the cost that would have been incurred had Landlord entered into an arms-length contract for such services with an unaffiliated entity of comparable skill and experience.

(iii)The cost of services, including amounts paid to service providers and independent contractors and the rental and purchase cost of parts, supplies, tools and equipment used exclusively at the Building, or if such items are provided to or used at multiple properties the cost for such items shall be equitably apportioned and prorated among the properties.

(iv)Premiums and deductibles paid by Landlord for insurance carried on the Building, including, without limitation, workers compensation, causes of loss – special form, earthquake, general liability, rental loss, environmental, flood, elevator and boiler insurance.

(v)Costs and charges for and in connection with (A) utilities delivered to, used and consumed at the Property, including, without limitation, electricity, water, ventilation, gas, steam and sewer, but excluding, with respect to any utilities for which Tenant is paying the Utility Fee, costs of those utilities for leased or leasable portions of the Building; and (B) any energy management program for the Property.

(vi)The cost of all window and other cleaning and janitorial, snow and ice removal and security services.

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(vii)The cost of maintenance and repair of the Property, including, without limitation, costs of replacement parts and components.

(viii)The amortized cost of expenses properly classified as capital expenditures under generally accepted accounting principles (“GAAP”), as distinguished from non-capitalized costs of replacement parts or components, that are (A) incurred primarily to and actually do reduce Operating Expenses or otherwise improve the operating efficiency of the Property, (B) required to comply with any Laws not in effect on the Commencement Date, and (C) necessary to keep the Building and the Property weatherproof, structurally sound and otherwise in good operating order and repair. The cost of capital expenses shall be amortized by Landlord over the useful life of the improvement in accordance with GAAP. The amortized cost of capital expenses shall include actual interest or imputed interest at the rate that Landlord would reasonably be required to pay to finance the cost of such expense.
(ix)The costs and expenses shared between the Property and one or more other buildings or properties (including, without limitation, labor costs), whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, as equitably prorated and apportioned between the Property and the other buildings and properties, to the extent such costs and expenses are allowed by this Section.

(x)All rent and other costs and expenses paid by Landlord, without markup by Landlord, for the use of parking spaces at the Parking Facility and at any temporary parking locations.

(xi)Notwithstanding anything contained herein to the contrary, Operating Expenses shall not include: depreciation; the cost for expansion of the size of the Building or for new buildings on the Property; interest (except as provided above for the amortization of capital expenses); principal payments of mortgage and other non-operating debts of Landlord; depreciation; costs in connection with Landlord’s compliance with Laws existing as of the date of this Lease, including without limitation, The Americans with Disabilities Act and ADA compliance legislation; costs associated with negligent or otherwise tortious acts or omissions of Landlord or any person for which Landlord is responsible or arising out of any dealing between principles constituting Landlord; the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; costs in connection with leasing space in the Building, including without limitation brokerage commissions; lease concessions, such as rental abatements and construction allowances granted to specific tenants; costs incurred in connection with the sale, financing or refinancing of the Building; fines, interest and penalties incurred due to the late payment of Real Estate Taxes or Operating Expenses; organizational expenses associated with the creation and operation of the entity which constitutes Landlord; any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building under their respective leases; compensation paid to any employee of Landlord above the grade of senior property manager including officers and executives of Landlord; the cost of any work or service available and furnished to any tenant or occupant of the Property in a materially more favorable manner than that available generally to tenants and other occupants of the Property or the costs of work or service furnished exclusively for the benefit of any tenant or occupant of the Property or at such tenant’s cost; the costs and expenses incurred in resolving disputes with other tenants, other occupants, or prospective tenants or occupants of the Property, collecting rents or otherwise enforcing leases of tenants of the Property; the costs of repairs or maintenance which are covered by warranties and service contracts in existence on the Commencement Date and to the extent such maintenance and repairs are made at no cost to Landlord; the costs of any work or service performed for any building

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other than the Building; and the costs for sculptures, paintings, wall hangings, or other objects of art, including, without limitation, costs incurred with respect to the purchase, ownership, leasing, repair and/or maintenance of same. If the Building is not at least 100% occupied during any fiscal year or if Landlord is not supplying services to at least 100% of the total rentable square footage of the Building at any time during a fiscal year, Operating Expenses shall, at Landlord’s option, be determined as if the Building has been 100% occupied and Landlord had been supplying service to 100% of the rentable square footage of the Building during that fiscal year; provided, however, the only costs that shall be adjusted in this manner shall be variable Operating Expenses where the amount of such expense is directly related to the level of occupancy or the square footage area receiving a particular service. Fixed costs shall at all times be allocated as though the Property were 100% rented and occupied. Landlord shall not utilize the foregoing “gross-up” provision to recover fixed costs related to unleased space.
(f)As used herein, “Real Estate Taxes” shall mean all taxes and assessments imposed against the Property, by any governmental authority that are attributable to the Term of the Lease. Notwithstanding the foregoing, Real Estate Taxes shall not include: payment of interest or late fees imposed as a result of any late payment of Real Estate Taxes; or any sums payable by Landlord as taxes on rents or gross receipts or in the nature of any income taxes, capital levy, franchise, gift, estate, succession or inheritance taxes or taxes on Landlord’s income or profits (unless any of the foregoing taxes shall be in lieu of so called “real estate taxes” in which case such taxes shall be included in the definition of Real Estate Taxes). To the extent Real Estate Taxes includes any assessments, each assessment shall be deemed to be payable in as many installments as is lawful and only the installments due during any fiscal year or tax year shall be included in Real Estate Taxes for that fiscal year or tax year. In addition, all refunds, rebates and discounts received by Landlord in connection with Real Estate Taxes shall be deducted prior to the calculation of Tenant’s Pro Rata Share of same, and if Landlord receives any refund of Real Estate Taxes as a result of negotiating, appealing, or contesting same, it shall promptly pay Tenant its Pro Rata Share of such refund.

(g)Audit Rights. Tenant may, within ninety (90) days after receiving Landlord’s Statement, give Landlord written notice (“Review Notice”) that Tenant intends to review Landlord’s records used to prepare Landlord’s Statement for that calendar year. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. Tenant may inspect the records at the office of Landlord or Landlord’s property manager. If Tenant retains an agent to review Landlord’s records, the agent cannot be compensated on a contingent fee basis. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit. Within ninety (90) days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an “Objection Notice”) stating in reasonable detail any

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objection to Landlord’s Statement for that year. If Tenant fails to give Landlord an Objection Notice within the ninety (90) day period or fails to provide Landlord with a Review Notice within the ninety (90) day period described above, Tenant shall be deemed to have approved Landlord’s Statement and shall be barred from raising any claims regarding Landlord’s Statement for that year. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant’s Objection Notice. If Landlord and Tenant determine that costs included in Landlord’s Statement for the calendar year are, in the aggregate, less than reported, Landlord shall provide Tenant at Landlord’s option either a refund of the amount of overpayment or with a credit against the next installment of Additional Rent in the amount of any overpayment by Tenant. Likewise, if Landlord and Tenant determine that costs included in Landlord’s Statement for the calendar year are, in the aggregate, greater than reported, Tenant shall pay Landlord the amount of any underpayment within thirty (30) days. The records obtained by Tenant shall be treated as confidential. In no event shall Tenant be permitted to examine Landlord’s records or to dispute Landlord’s Statement unless Tenant has paid and continues to pay all Rent when due.
(h)This Lease is intended by the parties hereto to be a so-called net or pass-through lease and the Base Rent shall be received by Landlord net of all costs and expenses related to the Property, the Building, the Parking Facility and the Premises, except as otherwise set forth herein.

(i)The following terms shall have the meanings set forth below:

(i)The “Outside Date” is September 1, 2018, provided that the Outside Date shall be one day later for (i) every day of Landlord Delay that causes a direct delay in the date Tenant’s Work is Substantially Complete and (ii) every two days of Force Majeure.

(ii)“Landlord Delay” means (A) the failure of Landlord to respond to a request for approval beyond five (5) business days, (B) the failure of Landlord to pay an application for payment as set forth in Section III.B. of Exhibit C within thirty (30) days of submission that contains all the information required in Section III.B. of Exhibit C, and (C) any breach of the Lease by Landlord.

(iii)“Force Majeure” means cause or causes beyond a party’s reasonable control which shall include, without limitation, all labor disputes, civil commotion, acts of war, war – like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, terrorism, fire or other casualty, or Acts of God, provided that nothing contained herein or elsewhere in this Lease shall be deemed to excuse or permit any delay in the payment of any sums of money required hereunder, or any delay in the cure of any default which may be cured by the payment of money.

4.Indemnification.

(a)    Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Parties, Tenant shall indemnify, defend and hold Landlord, its trustees,

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members, principals, beneficiaries, partners, officers, directors, employees and agents (collectively, the “Landlord Parties”) harmless from and against any and all damages, losses, liabilities, claims, expenses, including, without limitation, reasonable attorneys’ fees and other professional fees, which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Parties and arising out of or in connection with any damage or injury occurring in the Premises, acts or omissions (including, without limitation, violations of Law) of Tenant and the Tenant Parties, and breach of this Lease.

(b)    Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Parties, Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, agents and subtenants (the “Tenant Parties”) harmless against and from all liabilities, obligations, damages, losses, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys’ fees and other professional fees, which may be imposed upon, incurred by or asserted against Tenant or any of Tenant Parties and arising out of or in connection with the acts or omissions (including, without limitation, violations of Law) of Landlord and the Landlord Parties, and breach of this Lease.

5.Risk of Loss; Condemnation.

(a)In the event of damage or destruction to the Premises during the Term by fire or casualty (i) that affects any part of the laboratory portion of the Premises, or (ii) the repair, reconstruction or replacement of which would reasonably take more than one hundred eighty (180) days, Tenant may terminate this lease upon written notice to Landlord. If the Tenant does not exercise Tenant’s right to terminate this Lease then except as provided in subsection (b) below, in the event of partial or total destruction of the Premises during the Term by fire or other casualty, Landlord shall, as promptly as practicable after receipt of any insurance proceeds available as a result of such casualty, repair, reconstruct or replace the portions of the Premises destroyed as nearly as possible to their condition prior to such destruction. Commencing on the date of such casualty and during the period of such repair, reconstruction and replacement there shall be an equitable abatement of all Base Rent and Additional Rent hereunder in the proportion that the area of the Premises rendered unusable by such damage bears to the total area in the Premises until the restoration work has been substantially completed.

(b)If (i) the Building shall be damaged so that, in Landlord’s reasonable judgment, substantial alteration or reconstruction of the Building shall be required (whether or not the Premises has been damaged), (ii) Landlord is not permitted by Law to rebuild the Building in substantially the same form as existed before the casualty, (iii) the Premises shall have been materially damaged and there is less than one (1) year of the Term remaining on the date of the casualty, (iv) a material casualty occurs that was not required to be insured against by Landlord hereunder, or (v) if any mortgagee refuses to make all net insurance proceeds available for such repair, reconstruction or replacement, then Landlord may terminate this Lease by giving written notice to Tenant within sixty (60) days after the date of such destruction.

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(c)In the event of any termination, Base Rent and Additional Rent shall be appropriately apportioned through and abated from and after the date of the casualty.

(d)Except as provided herein, Tenant hereby assumes all risk of loss with respect to all items of equipment or other personal property of Tenant stored anywhere on the Property, including, without limitation, within the Premises. In no event shall Landlord be liable to Tenant for any loss or damage, including the theft of Tenant’s Property, arising out of or in connection with the failure of any security services, personnel or equipment, excepting damages and expenses arising from the gross negligence or willful misconduct of Landlord or the Landlord Parties.
(e)If the whole of the Property, Building or the Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use or purpose, or if any part of the laboratory portion of the Premises is so taken so as to render the Premises unsuitable in Tenant’s reasonable opinion or inaccessible for the use for which the same are leased, or if Tenant no longer has reasonable means of access to the Premises, this Lease shall terminate as of the date of vesting of title and the Base Rent and Additional Rent payable hereunder shall be apportioned as of such date. If a part of the laboratory portion of the Premises shall be so condemned or taken but the remaining portion not so taken or rendered inaccessible is in Tenant’s reasonable opinion suitable for the operation of Tenant’s business therein, then this Lease shall be and remain unaffected by such condemnation or taking, except that the Base Rent and Additional Rent allocable to the part so taken shall be apportioned as of the date of taking.
In such event, Landlord shall, at Landlord’s expense, and subject to the rights of any mortgagees, promptly restore that part of the Premises not so taken or made inaccessible so as to constitute a tenantable and accessible Premises. Landlord shall not be required to expend more than the amount of the award for the taking (net of the costs and expenses, including reasonable attorneys’ fees, incurred by Landlord in obtaining the same) for restoration of the Property (including the Premises and any other tenant’s spaces) so taken. In the event of any such acquisition or condemnation of all or any part of the Property, Building or the Premises, Landlord shall be entitled to receive the entire award; provided, however, nothing herein provided shall preclude Tenant from making a claim in any condemnation proceeding for Tenant’s moving expenses and/or the value of Tenant’s Property.
6.Insurance.

(a)    During the Term, Tenant shall, at its own cost, obtain and maintain (i) Commercial General Liability insurance (with contractual liability rider) for bodily injury or death and property damage occurring to, upon or about the Premises providing, on an occurrence basis, a minimum combined single limit of $1,000,000 per occurrence, $2,000,000 aggregate; (ii) Special Form Property Insurance written at replacement cost value and with a replacement cost endorsement covering all of Tenant’s trade fixtures, equipment, furniture, betterments and improvements and other personal property within the Premises (“Tenant’s Property”), and including Business Interruption coverage with limits not less than the value of twelve (12) months of Rent; (iii) Worker’s Compensation Insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute; (iv) Employers

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Liability Coverage of at least $1,000,000 per occurrence; (v) automobile liability insurance of at least $1,000,000 per occurrence, and (vi) Umbrella liability insurance of at least $3,000,000 per occurrence excess coverage over the general liability and automobile policies. All Commercial General Liability, auto liability and umbrella insurance policies shall name Tenant as a named insured and Landlord (or any successor), its property manager(s) and its mortgagee(s), as their respective interests may appear, as additional insureds on a primary and non-contributory basis. Tenant’s property insurance policy shall name Landlord as a loss payee with respect to Landlord’s interest in the property, including, but not limited to betterments and improvements. Tenant shall provide Landlord with evidence of such insurance prior to the commencement of the Term. All policies of Tenant’s insurance shall contain endorsements that the insurer(s) shall give Landlord its property manager(s), and its mortgagee(s) at least thirty (30) days’ advance written notice of any change, cancellation, termination or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance and a copy of the endorsement adding Landlord and its mortgagee(s) to Tenant’s insurance policy prior to the earlier to occur of the Commencement Date or the date Tenant is provided with possession of the Premises for any reason, and upon renewals at least thirty (30) days prior to the expiration of the insurance coverage. Except as specifically provided to the contrary, the limits of Tenant’s insurance shall not limit its liability under this Lease.

(b)    Notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant release each other and any party claiming by, through or under Landlord or Tenant, as the case may be, from all liability for damage to any property that is caused by or results from a risk which is actually insured against or which is required to be insured against under this Lease by the other party without regard to the negligence or other fault of the entity so released. Each party shall cause each insurance policy it obtains to provide that the insurer thereunder waives all right of recovery by way of subrogation as required herein in connection with any injury or damage covered by the policy.

7.Compliance with Laws and Rules and Regulations. Tenant shall use the Premises only for laboratory and ancillary office use to the extent permitted by applicable zoning regulations. Tenant shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity, as well as any judicial or administrative interpretation thereof (collectively, “Law” or “Laws”) relating to the particular manner of use by Tenant which affect the Premises. Tenant shall obtain all licenses and permits required for its use of the Premises. Tenant shall comply with the rules and regulations of the Building attached as Exhibit D and such reasonable and non-discriminatory rules and regulations adopted by Landlord, as may be changed from time to time at Landlord’s discretion.

8.Services to be Furnished by Landlord.

(a)    Landlord agrees to furnish Tenant with the following Building systems and services: (i) domestic water service through the base Building system for use in the Premises; (ii) ventilation air through the base Building supply system heated to at least 55 degrees Fahrenheit and otherwise as described in the Base Building MEP, (iii) heated and chilled water from the base Building chillers and boilers and delivered through the condenser loop as described in the

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Base Building MEP to supply Tenant specific heating and air conditioning of the ventilation air delivered to the Premises and sufficient to provide for maintenance of comfortable temperatures in the Premises; (iv) drainage system for domestic water and sanitary waste at locations approved and designated by Landlord in the Base Building MEP; (v) maintenance and repair of the Premises and Property, to the extent and as described in Section 9; (vi) elevator service (at least 1 elevator shall be operational at all times); (vii) electricity to the Premises, as described in the Base Building MEP; (viii) access to the Premises 24 hours a day, 7 days a week; (ix) building security, which may include security guard(s), security systems, remote fire monitoring and other security measures, all as reasonably determined by Landlord (provided that Landlord shall have no liability to Tenant should Landlord elect to have no security measures, or should any security measures implemented by Landlord fail to protect Tenant or its employees, agents, contractors or invitees), and (x) such other services as Landlord reasonably determines are necessary or appropriate for the Property. As used herein, “Base Building MEP” means the Base Building Tenant Services Specifications attached hereto as Exhibit E. Landlord’s expenses incurred in maintaining, repairing and operating the Building systems and providing the foregoing services shall be Operating Expenses payable by Tenant in accordance with the provisions of this Lease, to the extent permitted under Section 3 hereof. Notwithstanding the foregoing, if Tenant requests any additional or special services from Landlord, including, without limitation, a request to provide HVAC service (i) outside of the hours of 6:00 a.m. to 10:00 p.m. weekdays and 6:00
a.m. to 1:00 p.m. Saturdays and (ii) on Sundays, New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day, then Tenant shall pay to Landlord the standard reasonable charge for such service(s) (which standard charge shall be based upon Landlord’s costs incurred in providing such service(s)) with any charge for services being equitably pro-rated among all tenants (including Tenant) requesting such services.

(b)    Tenant, upon such advance notice as is reasonably required by Landlord, shall have the right to receive fresh air service in the Premises during hours other than normal business hours.

(c)    Except as otherwise explicitly set forth herein, Landlord’s failure to furnish, or any interruption or termination of, services or utilities due to the application of Law, the failure of any equipment, the performance of repairs, improvements or alterations, or the occurrence of any event or cause beyond the reasonable control of Landlord shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement.

(d)    Tenant’s use of utilities shall not exceed, either in voltage, pressure, rated capacity, or overall load (as applicable), the amount or capacity for such utilities allocated to the Premises as reasonably determined by Landlord.

9.Repairs, Maintenance and Alterations.

(a)From and after the commencement of and during the Term, Landlord shall
(i) make all necessary repairs, replacements and renewals, interior and exterior, structural and non-structural, to keep the roof of the Building free of leaks and to keep the foundation, floor

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slabs and other structural supports of the Building in good and sound condition; (ii) perform routine maintenance and repair or replace, as necessary, the HVAC Units serving the Premises; and (iii) keep the Building and all electrical, mechanical, plumbing and other Building systems serving the Building in general, including those systems exclusively serving the Premises, in good condition, order and repair. Notwithstanding the foregoing, the foregoing obligations of Landlord shall not include the Parking Facility, provided, however, that Landlord shall use commercially reasonable efforts to cause the landlord thereof to perform said obligations. The costs and expenses of Landlord’s repairs, replacements and renewals shall be considered Operating Expenses, subject to the limitations contained therein (including, without limitation, the requirement that certain expenses be capitalized). Tenant shall (i) reimburse Landlord for the cost of repairs required to be performed by reason of Tenant’s negligence or willful act or omission and (ii) perform all maintenance and, repair and replacements required in connection with Tenant’s Property as defined in Section 6(a).
(b)From and after the commencement of and during the Term, and except as set forth in this Lease, Tenant shall, at its own cost and expense: (i) make interior non-structural repairs, replacements and renewals necessary to keep the Premises in as good condition, order and repair as the same are at the commencement of the Term or thereafter may be put, reasonable wear and use and damage by fire or other casualty only excepted (it being understood, however, that the foregoing exception for reasonable wear and use shall not relieve Tenant from the obligation to keep the Premises in good order, repair and condition), (ii) keep and maintain all portions of the Premises in a clean and orderly condition, free of accumulation of dirt, rubbish, and other debris, and (iii) maintain, repair and replace Cable which is installed by Tenant. Tenant need not (but may if Tenant so elects) remove its Cable upon termination of the Lease, provided that all Cable left by Tenant shall be properly labeled at each end. Tenant shall, at Tenant’s sole cost, provide for janitorial and cleaning of the Premises; accordingly, Operating Expenses will not include janitorial and cleaning costs relative to the Premises or any other leased or leasable areas of the Building. If Tenant fails to make any repairs to the Premises for more than thirty (30) days after notice from Landlord, or such other reasonable time given the nature and urgency of the repair (although notice shall not be required if there is an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs to Landlord within thirty (30) days after receipt of an invoice.
(c)Tenant shall not make alterations, additions or improvements to the Premises or install any cable in the Premises or other portions of the Building (collectively referred to as “Alterations”) without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld or delayed or contain any unreasonable conditions. Tenant acknowledges and agrees that reasonable conditions for approval may include, without limitation, (i) a right of approval of contractor(s) used by Tenant, (ii) insurance requirements for contractors, (iii) designation of a certain quality of materials to meet building standards, (iv) the requirement to remove some or all of the Alterations on or before the Termination Date and restore the Premises to its original condition, and (v) the requirement to pay Landlord’s reasonable out-of-pocket review costs. Plans and specifications for all Alterations shall be prepared in accordance with and not provide for any exceedance of the Base Building MEP. Tenant agrees that any review or approval by Landlord of any plans or

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specifications with respect to any Alterations is solely for Landlord’s benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof or otherwise. Improvements to the Premises shall become the property of Landlord at the end of the Term without compensation to Tenant.

10.Events of Default. Tenant shall be considered to be in default of this Lease upon the occurrence of any of the following events of default:

(a)Tenant’s failure to pay when due all or any portion of Rent (a “Monetary Default”) provided Landlord shall 2 times within any 12 consecutive month period give to Tenant notice of Tenant’s failure to pay Rent when due and ten (10) days within which to cure such failure after any such notice shall have been given.

(b)Tenant’s failure to comply with any other term, provision or covenant of this Lease (which is other than a Monetary Default), and such failure is not cured within 30 days after notice to Tenant. However, if Tenant’s failure to comply cannot reasonably be cured within 30 days (as shall be determined by Landlord, in the exercise of its sole, but reasonable, judgment), Tenant shall be allowed additional time (not to exceed 60 days) as is reasonably necessary to cure the failure so long as: (1) Tenant promptly commences to cure the failure, and
(2) Tenant diligently pursues a course of action that will cure the failure and bring Tenant back into compliance with this Lease. However, if Tenant’s failure to comply creates a hazardous condition, the failure must be cured immediately upon notice to Tenant.
(c)Tenant files for bankruptcy, makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts when due, or if an involuntary petition for bankruptcy is filed against Tenant and Tenant fails to cause the same to be dismissed within 60 days from the date such petition was filed.

(d)Tenant’s interest in this Lease is taken by process or operation of Law.

(e)Tenant is in default beyond any notice and cure period under any other lease or agreement with Landlord or any affiliate of Landlord.

11.Assignment and Subletting.

(a)Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably conditioned, withheld or delayed.. In no event shall any Transfer release or relieve Tenant from any obligation under this Lease.

(b)    If at any time there is a change in the entities or persons who own or control a majority of the voting shares/rights of Tenant or of any entity which, either directly or indirectly, owns or controls a majority of the voting shares/rights in Tenant (a “Parent Entity”) for any reason (including but not limited to a merger, consolidation or reorganization), such

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change of majority ownership or control in Tenant or a Parent Entity shall constitute a Transfer. The foregoing shall not apply with respect to Tenant so long as Tenant is an entity whose outstanding stock is listed on a recognized security exchange, or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed, and shall not apply with respect to a Parent Entity so long as such Parent Entity is an entity whose outstanding stock is listed on a recognized security exchange, or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed.

12.Liens. Tenant shall not permit mechanic’s or other liens to be placed upon the Premises or in connection with any work or service done or purportedly done by or for benefit of Tenant. If a lien is so placed, Tenant shall, within thirty (30) days of notice from Landlord of the filing of the lien, fully discharge the lien by settling the claim which resulted in the lien or by bonding or insuring over the lien in the manner prescribed by the applicable Law. If Tenant fails to discharge the lien, then, in addition to any other right or remedy of Landlord, Landlord may bond or insure over the lien or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord to bond or insure over the lien or discharge the lien, including, without limitation, reasonable attorneys’ fees (if and to the extent permitted by Law) within 30 days after receipt of an invoice from Landlord. Nothing herein shall be construed to be consent by Landlord to be responsible for the cost of any work performed on behalf of Tenant for which lien rights may arise.

13.Remedies.

(a)Upon any event of default by Tenant which default remains uncured after the expiration of any applicable notice and cure period, Landlord shall have the right, to the extent permitted by Law, immediately or at any time thereafter and without further demand or notice, terminate this Lease and enter into and upon the Premises, or any part thereof in the name of the whole, and repossess the same as of Landlord’s former estate, and expel Tenant and those claiming through or under Tenant and remove its effects without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant.

(b)No termination or repossession provided for in this Section shall relieve Tenant of its liabilities and obligations under this Lease, all of which shall survive any such termination or repossession. In the event of any such termination or repossession, Tenant shall pay to Landlord either (i) in advance on the first day of each month, for what would have been the entire balance of the Term, one-twelfth (1/12) (and a pro rata portion thereof for any fraction of a month) of the annual Rent and all other amounts for which Tenant is obligated hereunder, less, in each case, the actual net receipts by Landlord by reason of any reletting of the Premises (which reletting Landlord shall not be obligated to undertake) after deducting Landlord’s reasonable expenses in connection with such reletting (“Reletting Costs”), including, without limitation, removal, storage, repair and fit-up costs and reasonable brokers’ and attorneys’ fees, or (ii) upon demand and at the option of Landlord, the present value (based upon the so-called “Prime Rate” announced as such in The Wall Street Journal) of the amount by which the payments of Rent reasonably estimated to be payable for the balance of the Term after the date of

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the exercise of said option exceed the then net fair market rental value of the Premises for the same period of time, similarly discounted, plus Reletting Costs. For the purposes of determining “net fair market rental value” hereunder, the parties acknowledge and agree that the parties will take into account the estimated length of time required for Landlord to lease the Premises to a third party given then-current market conditions. Landlord covenants to use commercially reasonable efforts to mitigate its damages to the extent required by Law.

(c)Without thereby affecting any other right or remedy of Landlord hereunder, Landlord may, at its option, cure for Tenant’s account any default by Tenant hereunder which remains uncured after the expiration of the notice and cure period for said default from Landlord to Tenant, and the cost to Landlord of such cure shall be deemed to be Additional Rent and shall be paid to Landlord by Tenant with the installment of Base Rent next accruing. Furthermore, if Landlord declares Tenant to be in default, Landlord shall be entitled to receive interest on any unpaid item of Rent at a rate equal to the Prime Rate plus 4%.

(d)The specific remedies to which Landlord and Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord or Tenant may be lawfully entitled in any provision of this Lease or otherwise, provided, however, Landlord is precluded from any duplicative recoveries for the same injury suffered. The failure of Landlord or Tenant to insist in any one or more cases upon the strict performance of any of the covenants of this Lease, or to exercise any right herein contained, shall not be construed as a waiver or relinquishment for the future of such covenant or right. A receipt by Landlord, or payment by Tenant, of Rent with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver, change, modification or discharge by Landlord or Tenant of any provision in this Lease shall be deemed to have been made or shall be effective unless expressed in writing and signed by an authorized representative of Landlord or Tenant as appropriate. In addition to the other remedies provided in this Lease, Landlord or Tenant shall be entitled to the restraint by injunction of the covenants, conditions or provisions of this Lease, or to a decree compelling performance of or compliance with any of such covenants, conditions or provisions.
(e)Tenant, for itself and for all persons claiming through or under it, hereby
(i) acknowledges that this Lease constitutes a commercial transaction as such term is used and defined in Chapter 903a of the Connecticut General Statutes, and (ii) agrees that Landlord’s attorney may, pursuant to Chapter 903a, issue a writ for a prejudgment remedy, and waives the right to prior notice of and hearing on the right of Landlord to any such remedy. If Landlord shall acquire possession of the Premises by summary proceedings, or in any other lawful manner without judicial proceedings, it shall be deemed a reentry within the meaning of that word as used in this Lease. In the event that Landlord commences any summary proceedings or action for nonpayment of rent or other charges provided for in this Lease, Tenant shall not interpose any non-compulsory counterclaim of any nature or description in any such proceeding or action. Tenant and Landlord both waive a trial by jury of any or all issues arising in any action or proceeding between the parties hereto or their successors, under or connected with this Lease, or any of its provisions.

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14.Limitation of Liability. Notwithstanding anything to the contrary contained in this Lease, the liability of Landlord (and of any successor landlord) to Tenant shall be limited to the interest of Landlord in the Property. Tenant shall look solely to Landlord’s interest in the Property for the recovery of any judgment or award against Landlord. Neither Landlord nor any Landlord Party shall be personally liable for any judgment or deficiency. The term “Landlord” as used in this Lease shall refer only to the owner or owners from time to time of the Property or the Building, it being understood that no such owner shall have any liability hereunder for any matters other than matters first accruing during the time period that such owner has an interest in the Property or the Building.

15.Holding Over. If Tenant fails to surrender the entirety of the Premises at the expiration or earlier termination of this Lease, occupancy of the Premises after the termination or expiration shall be that of a tenancy at sufferance. Tenant’s occupancy of the Premises during the holdover shall be subject to all the applicable terms and provisions of this Lease and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the Base Rent due for the period immediately preceding the holdover, plus all applicable Additional Rent including but not limited to the Utility Fees. No holdover by Tenant or payment by Tenant after the expiration or early termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. In addition to the payment of the amounts provided above, if Landlord is unable to deliver possession of the Premises to a new tenant, or to perform improvements for a new tenant, as a result of Tenant’s holdover and Tenant fails to vacate the Premises within sixty (60) days after Landlord notifies Tenant of Landlord’s inability to deliver possession, or perform improvements, Tenant shall be liable to Landlord for all damages, including, without limitation, consequential damages, that Landlord suffers from the holdover.
16.Estoppel Certificate. Landlord and Tenant shall each, within 20 days after receipt of a written request from the other, execute and deliver an estoppel certificate to those parties as are reasonably requested by the other (including a mortgagee or prospective purchaser). The estoppel certificate shall include a statement certifying that this Lease is unmodified (except as identified in the estoppel certificate) and in full force and effect, describing the dates to which Rent and other charges have been paid; representing that, to such party’s actual knowledge, there is no default (or stating the nature of the alleged default), and indicating other matters with respect to this Lease that may reasonably be requested.

17.Environmental Compliance.

(a)    Tenant hereby covenants to Landlord that Tenant shall (i) comply with all Laws applicable to the discharge, generation, manufacturing, removal, transportation, treatment, storage, disposal and handling of Hazardous Substances as apply to the activities of Tenant and Tenant Parties at the Property and the Parking Facility; (ii) not store and/or use in the Premises Hazardous Substances in a quantity that increases Landlord’s insurance premiums or exceeds Tenant’s pro rata share of the maximum allowable quantity of Hazardous Substances, which if exceeded would cause the Building or any part thereof to be classified as High Hazard Group H

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(or equivalent) as defined under the criteria of the State Building Code, State of Connecticut, as the same may be amended or replaced from time to time; (iii) promptly remove any waste, surplus or out of specification Hazardous Substances used in connection with the activities of Tenant or Tenant Parties from the Premises in accordance with all applicable Laws and orders of governmental authorities having jurisdiction; (iv) pay or cause to be paid all costs associated with such removal of Hazardous Substances brought into, allowed on or used by Tenant or the Tenant Parties including remediation and restoration of the Property and the Parking Facility; (v) not operate a treatment, storage and disposal facility within the meaning of 40 CFR 264 and/or 40 CFR 265 or analogous state regulation; (vi) keep the Property and the Parking Facility free of any lien imposed pursuant to any applicable Laws in connection with the existence of Hazardous Substances brought into, allowed on or used by Tenant or the Tenant Parties in or on the Property or the Parking Facility; (vii) not install or permit to be installed (except in compliance with Laws) in the Premises any asbestos, asbestos-containing materials, urea formaldehyde insulation or any other chemical or substance which has been determined to be a hazard to health and environment; (viii) not cause or permit to exist, as a result of an intentional or unintentional act or omission on the part of Tenant, Tenant Parties or occupant of the Premises, a releasing, spilling, leaking, pumping, emitting, pouring, discharging, emptying or dumping (collectively, a “Release”) of any Hazardous Substances onto or from the Premises, the Building, the Parking Facility or the Property except in compliance with Laws; (ix) provide to Landlord, promptly following request, Material Safety Data Sheet(s) and other pertinent information regarding Hazardous Substances brought into, allowed on or used by Tenant or the Tenant Parties at any time at the Property; (x) give all notifications and prepare all reports required by Laws with respect to Hazardous Substances brought into, allowed on or used by Tenant or the Tenant Parties , or required in connection with a Release at, the Premises and, promptly upon request, shall give copies of all such notifications and reports to Landlord; (xi) if Landlord has a reasonable basis of belief that Tenant, Tenant Parties or any occupant of the Premises permitted a Release of Hazardous Substances to occur, pay for periodic environmental monitoring by Landlord as well as subsurface testing paid as Additional Rent; (xii) promptly notify Landlord in writing of any summons, citation, directive, notice, letter or other communication, written or oral, of any claim or threat of claim made by any third party relating to the presence or Release of any Hazardous Substances in, on or from the Premises, and (xiii) notwithstanding anything in this Lease to the contrary, not use the Premises for any use/research laboratory other than those complying with the standards for bio-safety levels BSL-1 and BSL-2 or equivalent as established by the National Institutes of Health and Centers for Disease Control and Prevention. Tenant further covenants and agrees (A) that all waste water discharged from the Premises shall not damage the Building’s plumbing and discharge facilities and systems; and (B) to comply with Tenant’s internal guidelines, protocols and procedures governing the operation of microbiological and/or biomedical laboratories (if any) within the Premises.

(b)    The term “Hazardous Substances” means any hazardous, toxic or regulated materials, pollutants, chemicals or contaminants as defined, determined or identified as such in any Laws, whether a waste or not, including, without limitation, asbestos, asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum products and radioactive materials.

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(c)    In the event Tenant shall (i) operate a hazardous waste storage area regulated under the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., or analogous state Law, (ii) use Hazardous Substances regulated by the Nuclear Regulatory Commission (or delegated state) and/or (iii) operate a laboratory facility in the Premises, then Tenant shall meet the obligations set forth below for proper closure of all of such areas and activities, as applicable (such obligation, the “Closure Obligation”) prior to the expiration or termination of this Lease. All such Closure Obligations shall be supervised by a qualified person and conducted in a manner that does not pose an unacceptable risk to occupants in adjacent spaces (if any).
(i)Hazardous waste storage areas shall be closed in accordance with the standards of 40 CFR 262, 40 CFR 265 and applicable state Law governing such closures. Tenant shall provide to Landlord a closure report prepared by a Licensed Environmental Professional or Professional Engineer that demonstrates compliance with the foregoing Laws.

(ii)All areas in which Hazardous Substances regulated by the Nuclear Regulatory Commission are used shall be decommissioned and closed so as to render the Premises and Building suitable for “Unrestricted Use” as defined in and within the meaning of Subpart E of 10 CFR 20 and applicable state Law. Tenant shall provide to Landlord a termination letter from the Nuclear Regulatory Commission or delegated state evidencing such release.

(iii)All laboratory facilities shall be decommissioned in accordance with the Laboratory Decommissioning Standard ANSI/AIHA Z9.11 latest edition (“Z9.11”), assuming that the next use of the laboratory space shall be for general office or other unrestricted commercial purposes. Tenant shall provide an investigation report or an investigation/decontamination report that contains a written statement of “acceptable level of risk” (as such term is used in Z9.11) prepared by a Certified Industrial Hygienist that demonstrates compliance with Z9.11.

(d)    Landlord may in the future enter into one or more environmental land use restrictions (the “ELUR”) as defined and described in Section 22a-133k and Sections 22a-133n through 22a-133s inclusive of the Connecticut General Statutes and their associated regulations (as such statutes and/or regulations may be amended or replaced from time to time) in connection with the investigation and/or remediation of the environmental condition of the Property and/or the Parking Facility which ELUR shall restrict the use of the Property and/or the Parking Facility in one or more manners as allowed by statute. Tenant hereby agrees that this Lease and Tenant’s leasehold estate herein shall be automatically and irrevocably subject to and subordinate to the ELUR at such time as the ELUR (or any modification) is recorded on the New Haven land records. Landlord shall, on request of Tenant, make a copy of the ELUR available to Tenant. Notwithstanding the foregoing, Tenant agrees at the request of Landlord to execute and deliver, at no cost to Landlord, an instrument in recordable form confirming the foregoing subordination. Failure of Tenant to execute and deliver such subordination within 10 days after Landlord’s request shall constitute a default under this Lease.

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(e)    Tenant agrees that, if Tenant has a Closure Obligation as described above, and has not met the Closure Obligation as of the termination of this Lease, Tenant shall, in connection therewith, and as security for the Closure Obligation, on Landlord’s request deposit with Landlord a reasonable sum, not to exceed $25,000.00, which Landlord shall be entitled to continue to hold as security for the Closure Obligation. In lieu of cash, Tenant may provide Landlord with an unconditional, irrevocable, assignable letter of credit, (the “Closure Letter of Credit”) for all or a portion of such amount. In the event Tenant furnishes the Closure Letter of Credit, the Closure Letter of Credit shall be on the following terms and conditions: (i) issued by a commercial bank acceptable to Landlord, which must have a counter for presentment in Boston, Massachusetts; (ii) having a term which shall have an expiration date not sooner than the date which is five (5) years from the date of termination of this Lease, however, if the Closure Letter of Credit has an earlier expiration date, it shall contain a so-called “evergreen clause”; (iii) available for negotiation by draft(s) at sight accompanied by a statement signed by Landlord stating that the amount of the draw represents funds due to Landlord (or its successors and assigns) due to the failure of Tenant to perform its Closure Obligation; (iv) be assignable at no cost to Landlord; (v) permit partial draws; and (vi) be otherwise on terms and conditions reasonably satisfactory to Landlord. It is agreed that in the event Tenant fails to perform its Closure Obligation within a reasonable time following the termination of this Lease, Landlord may draw upon the Closure Letter of Credit or upon the funds held on account to the extent required to perform the same. In the event that Tenant shall fully and faithfully perform its Closure Obligation and all of its other obligations under this Lease, the Closure Letter of Credit and/or funds on deposit with Landlord shall be returned to Tenant. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Closure Letter of Credit or any funds on deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. The foregoing right of Landlord to require that Tenant deposit such security is in addition to, and not in lieu of, the rights and remedies otherwise available to Landlord under this Lease.
(f)    Landlord hereby agrees to defend, indemnify and hold harmless Tenant and its directors, officers, shareholders, employees, agents, contractors, subcontractors, licensees, invitees, successors, and assigns, from and against any and all claims, losses, damages, liabilities, judgments, costs and expenses (including, without limitation, attorneys’ fees and costs incurred in the investigation, defense and settlement of claims or remediation of contamination) incurred by such indemnified parties as a result of or in connection with the presence at or removal of Hazardous Substances from the Property which were introduced onto the Property prior to the Effective Date of the Lease, or by Landlord or the Landlord Parties.

18.Parking Facility.

As long as this Lease is in full force and effect, Tenant shall have the right to park up to 23 cars on a first come, first served, unreserved basis, in common with others, on the second through fifth floors of the parking garage located on the portion of the property known as 276 Winchester Avenue and 304 Winchester Avenue, New Haven, Connecticut, a/k/a Tract B-1 and Tract B-2, respectively (said portion of Tract B-1 and Tract B-2 with the parking garage, the “Parking Facility”), as more particularly depicted on Exhibit F. In no event shall Tenant or any

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Tenant Parties use any of the parking spaces located at the rear of the Building or on the first floor of the Parking Facility. The use by Tenant, its employees and invitees, of the Parking Facility shall be on the terms and conditions of the lease agreement between Landlord and the owner of the Parking Facility. Tenant shall not allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any such prohibited activities, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be payable upon demand by Landlord as Additional Rent. Tenant’s use of the parking spaces shall be subject to Landlord’s reservation on behalf of itself and the other tenants and their employees, guests and invitees having rights of way in, over and through the common parking area for all purposes of ingress and egress.
19.Security Deposit. A security deposit of $22,145.16 (the “Security Deposit”) shall be delivered to Landlord upon the execution of this Lease by Tenant and shall be held by Landlord, without liability for interest, as security for the performance of Tenant’s obligations. The Security Deposit is not an advance payment of Rent or a measure of Tenant’s liability for damages. It is agreed that in the event Tenant defaults beyond any applicable notice and cure period in respect of any of the terms, provisions, covenants, and conditions of this Lease, including, but not limited to, the payment of Base Rent and Additional Rent, Landlord may draw upon the funds held on account as the Security Deposit to the extent required for the payment of any Base Rent and Additional Rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default (beyond applicable notice and cure periods) in respect of any of the terms, provisions, covenants, and conditions of this Lease, including, but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. Landlord shall return any portion of the Security Deposit not previously refunded to Tenant or applied in accordance with the foregoing provisions to Tenant within 30 days after the later to occur of: (1) payment by Tenant in full of all Rent and Additional Rent due and completion of any restoration required under the Lease; (2) the date Tenant surrenders possession of the Premises to Landlord in accordance with this Lease; or (3) the Termination Date. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber any funds on deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In the event Landlord draws upon the funds on deposit as the Security Deposit, Tenant shall provide Landlord with cash in the amount of the amount so drawn within ten (10) days after Landlord notifies Tenant of the draw or withdrawal so that at all times the total amount of funds in the account held by Landlord shall be equal to the aggregate Security Deposit. If Landlord transfers its interest in the Premises, Landlord may assign the Security Deposit to the transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit provided assignee acknowledges receipt of the deposit and assumes in writing the obligations of Landlord hereunder. Landlord shall not be required to keep the Security Deposit separate from its other accounts.
20.Landlord’s Work; Tenant’s Work.

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(a)Landlord shall perform the following work (“Landlord’s Work”) on the Premises promptly following execution of this Lease: (i) install new tile in the laboratory area, and (ii) repaint the walls in the entire Premises.

(b)Tenant shall have the right to complete Tenant’s Work to prepare the Premises for Tenant’s occupancy. Tenant’s Work shall be performed in accordance with the provisions of the Work Letter attached hereto as Exhibit C and made a part hereof. The cost of completion of Tenant’s Work shall be borne in accordance with the provisions of Exhibit C.

21.Early Termination Right.

Tenant shall have the right to terminate this Lease (the “Early Termination Right”) effective as of (i) the last day of Lease Year Four and the (ii) the last day of Lease Year Five (each, an “Early Termination Date”) provided that: (i) Tenant is not in default beyond any applicable grace or notice and cure period under this Lease at the time of exercise of its Early Termination Right nor at any time thereafter up to and including the Early Termination Date; (ii) Tenant has not assigned its rights under this Lease or sublet all or any portion of the Premises;
(iii) Tenant gives notice to Landlord that it shall exercise its Early Termination Right, which notice must be provided at least nine (9) months prior to the applicable Early Termination Date, and (iv) Tenant pays to Landlord, at the time it exercises its Early Termination Right, an amount equal to the Termination Fee (as defined below). As used herein, “Termination Fee” means (A)
$35,000.00 for exercise of the Early Termination Right at the end of Lease Year Four and (B)
$17,700.00 for exercise of the Early Termination Right at the end of Lease Year Five. Notwithstanding anything herein to the contrary, the Early Termination Right shall be void and of no further force and effect in the event Tenant unable to meet the requirements for exercise of the Early Termination Right as set forth in this Section.

22.Miscellaneous.

(a)If any provision of this Lease shall to any extent be held invalid or unenforceable, then only such provision shall be deemed ineffective and the remainder of this Lease shall not be affected.

(b)This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one agreement.

(c)This Lease shall be construed and interpreted in accordance with the laws of the State of Connecticut without regard to conflicts of laws provisions.

(d)This Lease constitutes the entire agreement by and between the parties hereto and supersedes any and all previous agreements, written or oral, between the parties. No modification or amendment of this Lease shall be effective unless the same shall be in writing and signed by the parties hereto.

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(e)This Lease shall be binding upon and inure to the benefit of Tenant and Landlord and their respective permitted heirs, representatives, successors and assigns.

(f)All notices, demands, or communications given under this Lease shall be in writing and shall be sent to the addresses set forth below or at such other addresses as the parties may designate by written notice and shall be given by personal delivery (with receipt obtained, unless refused), prepaid certified mail, return receipt requested, or by recognized overnight courier that provides for confirmation of delivery and shall be deemed given on the date received or first rejected. Notices shall be sent as follows:

If to Landlord:    WE 150 Munson LLC
c/o Winstanley Enterprises LLC
150 Baker Avenue Extension, Suite 303
Concord, MA 01742
Attention: Mr. Carter J. Winstanley

If to Tenant:    Quantum Circuits, Inc.
25 Science Park, Suite 203 New Haven, CT 06511
Attention: Mr. Robert Schoelkopf

(g)Tenant and its agents, employees and invitees shall have the non-exclusive use of the Common Areas at the Building.

(h)Time is of the essence with respect to Tenant’s exercise of any renewal or expansion rights granted to Tenant.

(i)The captions for the numbered Sections of this Lease are provided for reference only and they do not constitute a part of this Lease or any indication of the intentions of the parties hereto.

(j)Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only, and the delivery of it does not constitute an offer to Tenant or an option. This Lease shall not be effective against any party hereto until an original copy of this Lease has been signed and delivered by such party.

(k)The expiration of the Term, whether by lapse of time or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or early termination of this Lease, and the terms and provisions of this Lease, to the extent relevant, shall survive and continue to govern and apply to the relationship of Landlord and Tenant.

(l)In the event the parties hereto become involved in any action or proceeding arising out of or in connection with this Lease, the Premises or the Property, the prevailing party shall be entitled to recover from the non-prevailing party all reasonable

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attorneys’ fees and costs, expenses and disbursements incurred by the prevailing party in such action or proceeding.

(m)This Lease may be modified only by a written agreement signed by Landlord and Tenant.

(n)In the event that Tenant requests that Landlord provide any document or otherwise comply with any obligation under this Lease, and such request is received by Landlord on or after December 21, then any time period for compliance by Landlord shall be extended by the number of days from the date of receipt of such request by Landlord until the first business day after the following January 7.

(o)Tenant hereby agrees that this Lease and the Tenant’s rights hereunder is and shall be subject and subordinate to any mortgage (and to any amendments, extensions, increases, refinancings or restructurings thereof) of the Building, whether or not such mortgage is filed subsequent to the execution, delivery or the recording of this Lease. Tenant shall and does hereby agree, upon default by Landlord under any mortgage, to attorn to and recognize the mortgagee or anyone else claiming under such mortgage, including a purchaser at a foreclosure sale, at its request as successor to the interest of Landlord under this Lease. Such successor in interest to Landlord shall be bound by the provisions of the Lease as landlord thereunder; provided, however that notwithstanding the foregoing such successor in interest shall not be bound by (i) any payment of Rent for more than one month in advance, except for a security deposit (and then only to the extent such security deposit has been received by the successor in interest), (ii) any amendment, modification, waiver of term(s) or termination of this Lease made without the consent of the mortgagee, (iii) any default by or claims against Landlord hereunder arising prior to the date such successor Landlord becomes landlord under this Lease, except for defaults that are continuing following said date, or (iv) any obligation by Landlord as lessor hereunder to perform any work or grant any concession without the mortgagee’s express assumption of such obligation to perform work or grant such concession.
(p)Tenant agrees to permit Landlord and any mortgagees and their authorized representatives to enter the Premises (i) at all reasonable times, upon reasonable prior notice and subject to Tenant’s reasonable security requirements, for the purposes of inspecting the same, exercising such other rights as it or they may have hereunder or under any mortgages and in the nine month period prior to the expiration of this Lease for exhibiting the same to other prospective tenants, purchasers or mortgagees and (ii) at any time in the event of emergency. Landlord’s exercise of its rights hereunder shall not constitute a constructive eviction nor entitle Tenant to an abatement or reduction of Rent.
(q)This Lease does not grant any rights other than as expressly set forth herein, including, without limitation, rights to light or air over or about the Building, common chaseways and utility closets.

(r)Landlord covenants with Tenant that so long as Tenant pays the Rent and fulfills or performs all of the obligations hereunder, Tenant shall peaceably hold and quietly enjoy the Premises without interruption by Landlord or any person claiming under it, subject, however, to the terms and provisions of this Lease.

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(s)Landlord shall provide, at Tenant’s cost and expense, signage for Tenant’s Premises in the base Building common area signage, using the standard graphics for the Building, which shall include an alphabetical directory board or other directory device listing tenants in the first floor (main lobby), and identification of Tenant and the suite number at the entrance to the Premises. No other directory or signage shall be permitted unless previously consented to by Landlord in writing. Landlord shall maintain, as part of Operating Expenses, all signage.
(t)The parties warrant and represent to each other that each has not dealt with any broker in connection with the Premises or this Lease. Each party hereto hereby indemnifies and holds the other party harmless from and against any liability for commissions due any broker or finder with whom such party has dealt in connection with this Lease.

(u)Upon Tenant’s request, Landlord shall promptly execute and deliver to Tenant a statutory form of Notice of Lease, which Tenant may then record on the New Haven Land Records. Neither party shall record this Lease.

(v)Each party covenants, warrants and represents that it has the full right and authority to enter into this Lease, and the person signing this Lease on behalf of such party is authorized to do so.

(Remainder of Page Intentionally Left Blank. Signature Page to Follow.)

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IN WITNESS WHEREOF, the parties hereto have executed this Short Term Lease Agreement as of the day and year first above written.
LANDLORD:
WE 150 MUNSON LLC
By:        WE 150 Munson Manager LLC Its Manager
By:        Winstanley Enterprises LLC Its Manager

By:    /s/ Carter J. Winstanley
Name: Carter J. Winstanley
Title: Manager

TENANT:
QUANTUM CIRCUITS, INC.

By:             Name:
Title:

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IN WITNESS WHEREOF, the parties hereto have executed this Short Term Lease Agreement as of the day and year first above written.

LANDLORD:

WE 150 MUNSON LLC

By:    WE 150 Munson Manager LLC Its Manager

By:    Winstanley Enterprises LLC Its Manager

By:         Name:
Title:

TENANT:

QUANTUM CIRCUITS, INC.

By:        /s/ Robert Schoelkopf     Name: Robert Schoelkopf
Title: President and Chief Executive Officer

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EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

All that certain piece or parcel of land situated in the City of New Haven, County of New Haven and State of Connecticut as shown on a map entitled “Property Survey ALTA/ACSM Land Title Survey Tract K A.K.A. 25 Science Park 150 Munson Street New Haven, Connecticut Scale 1” = 20’ Date: October 2000” revised 11-15-02, 091-15-03 and 02-05-07, made by URS Corporation A.E.S., which map is on file in the New Haven Land Records. Said Parcel is more particularly bounded and described as follows:

Beginning at a point marking the southerly street line of Munson Street and the westerly street line of Winchester Avenue;

Thence running South 18° 39’ 00” East, 509.38 feet along the westerly street line of Winchester Avenue;

Thence running South 79° 57’ 30” West, 148.97 feet along land now or formerly of Sawco Associates;

Thence running North 18° 28’ 30” West, 259.37 feet;

Thence running North 79° 57’ 30” East, 3.30 feet;

Thence running North 17° 30’ 30” West, 130.90 feet;

Thence running North 18° 28’ 30” West, 156.70 feet along land now or formerly of the City of New Haven;

Thence running South 85° 41’ 40” East, 152.23 feet along the southerly street line of Munson Street to the point and place of beginning.

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EXHIBIT B

LEASED PREMISES
25 SCIENCE PARK
New Haven, Connecticut
SECOND FLOOR PLAN    SUITE 203: 5,777 RSF

[*****]

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EXHIBIT C

WORK LETTER

I.TENANT’S WORK.

A.Tenant, following the full and final execution and delivery of this Lease and all prepaid rental and security deposits required hereunder shall have the right to perform alterations and improvements in the Premises (“Tenant’s Work”). Notwithstanding the foregoing, Tenant’s Work may not be performed in the Premises unless and until Tenant has complied with all of the terms and conditions of the provisions of this Lease, including, without limitation, approval by Landlord of the final plans for Tenant’s Work. Tenant shall cause to be prepared complete construction drawings, plans and specifications for Tenant’s Work (“Plans and Specifications”) based on a layout plan mutually agreed by Landlord and Tenant and otherwise in form and substance suitable and adequate for submission, if necessary, to the appropriate government authority(ies) for approval, and shall submit same to Landlord for its approval, not to be unreasonably withheld or delayed. Included with the Plans and Specifications will be, at a minimum, walls, doors, ceilings, and other partitioning features; life-safety equipment as required by code; electric, plumbing, HVAC and other utilities as required by code; tie-in of utilities to the Building systems, and installation of dedicated check and/or submeters to measure the consumption of utilities by Tenant at the Premises that are required to be separately metered by the terms of the utility section of the Lease, and consistent with Landlord’s standard for distribution and measurement of utilities in the Building, which meters shall be installed by Tenant, as part of Tenant’s Work, if such meters are already not installed. Tenant shall be responsible for all elements of the design of the Plans and Specifications relating to functionality of design, compliance with Laws, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment. Landlord’s approval of the Plans and Specifications shall in no event relieve Tenant and its architect and engineer of the responsibility for such design. The Plans and Specifications shall be prepared in accordance with all applicable Laws, Building standard specifications and finishes (or better), and the capacities of the Building allocated to the Premises and not exceed those capacities unless Tenant agrees to pay for any necessary costs to increase such capacities.
B.Landlord shall permit Tenant to deviate from the Building standards for Tenant’s Work; provided that (1) the deviations shall not be of a lesser quality than the standards; (2) the deviations conform to applicable governmental regulations, (3) the deviations do not require base Building services or systems beyond that reasonably allocated to the Premises by Landlord and do not overload the floors; (4) Landlord has determined in its sole discretion that the deviations are of a nature and quality that are consistent with the overall objectives of Landlord for the Building; (5) Tenant pays all costs associated with or arising from the deviation from Building standards, and (6) the deviations shall not cause any delay in the construction schedule.
C.Tenant shall, if necessary, submit the Plans and Specifications to the appropriate governmental authority(ies) for approval and the issuance of necessary building and

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other permits (the “Permits”). Tenant shall cause to be made any changes in the Plans and Specifications necessary to obtain the Permits. After the final approval of the Plans and Specifications, no further changes to the Plans and Specifications may be made without the prior written approval from both Landlord and Tenant (which approval shall not be unreasonably withheld or delayed), which shall include agreement by Tenant to pay costs in excess of the Allowance (as defined below) resulting from the design and/or construction of such changes.

D.Notwithstanding anything herein to the contrary, Landlord shall not be expected nor required to install any improvements or obtain any permits or approvals relating to (1) any back-up generator or other personal property of Tenant’s and (2) Tenant’s use of and operations of its business in the Premises. Tenant shall be solely responsible for installing all improvements and obtaining, at its sole cost and expense, all permits and approvals necessary or appropriate for the conduct of its business, operation of its property and equipment and use of the Premises. Tenant shall, through its contractor, obtain all required Permit(s) for the construction of Tenant’s Work. Landlord agrees to reasonably cooperate with and assist Tenant in obtaining the Permit(s). Landlord’s approval of the Plans and Specifications or the performance of Tenant’s Work shall not be deemed a consent within the meaning of Connecticut General Statutes section 49-33(a).

II.CONSTRUCTION OF TENANT’S WORK.

A.Tenant shall enter into a construction contract with its contractor for the construction of Tenant’s Work in accordance with the Plans and Specifications. The identity of the contractor selected by Tenant shall be approved in advance by Landlord, which approval shall not be unreasonably withheld or delayed. Tenant acknowledges that Winstanley Construction Management LLC (“WCM”), an affiliate of Landlord, is pre-approved by Landlord for supervision of Tenant’s Work for a fee of three percent (3%) of the cost thereof, plus applicable taxes, and subject to the specific provisions of a separate agreement which would be negotiated and executed between WCM and Tenant. Tenant shall use only new, first-class materials in Tenant’s Work, except where explicitly shown in the approved Plans and Specifications. All Tenant’s Work shall be performed in a good and workmanlike manner. The cost of such work shall be paid as provided in Section III hereof.

B.Tenant’s contractor shall carry (i) Commercial General Liability Insurance (including Contractors’ Protective Liability) in an amount not less than $3,000,000.00 per occurrence combined single limit, which insurance shall also provide for explosion and collapse, completed operations coverage and broad form blanket contractual liability coverage, and (ii) Causes of Loss – Special Form builder’s risk insurance upon the entire Tenant’s Work to the full insurable value thereof, which shall include the interest of Landlord and Tenant (and their respective contractors and subcontractors of any tier to the extent of any insurable interest therein) in Tenant’s Work and shall insure against the perils of fire and extended coverage and shall include, without duplication of coverage, theft, vandalism and malicious mischief. Any loss insured under said builder’s risk insurance is to be adjusted with Landlord and Tenant and made payable to Landlord, as trustee for the insureds, as their interests may appear. All such policies of insurance shall name Landlord as an additional insured, and Tenant shall provide a

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certificate of insurance evidencing the foregoing coverage prior to commencement of Tenant’s Work.

C.Without limitation of the indemnification provisions contained in the Lease, to the fullest extent permitted by law Tenant agrees to indemnify, protect, defend and hold harmless Landlord and its beneficiaries, partners, directors, officers, employees and agents, from and against all claims, liabilities, losses, damages and expenses of whatever nature arising out of or in connection with Tenant’s Work or the entry of Tenant or Tenant’s contractors onto the Property, including, without limitation, mechanic’s liens, the cost of any repairs to the Property necessitated by activities of Tenant or Tenant’s contractors, bodily injury to persons or damage to the property of Tenant, its employees, agents, invitees, licensees or others. It is understood and agreed that the foregoing indemnity shall be in addition to the insurance requirements set forth above and shall not be in discharge of or in substitution for same or any other indemnity or insurance provision of the Lease.
D.Tenant and Tenant’s contractors shall take all precautionary steps to minimize dust, noise and construction traffic, and to protect their facilities and the facilities of others affected by Tenant’s Work and to properly police same. Construction equipment and materials are to be kept within the Premises and delivery and loading of equipment and materials shall be done at such locations and at such time as Landlord shall direct so as not to burden the construction or operation of the Building. If and as required by Landlord, the Premises shall be sealed off from the balance of the other tenant space on the floor containing the Premises so as to minimize the disbursement of dirt, debris and noise. Tenant and Tenant’s contractors shall perform Tenant’s Work between the hours of 7:00 a.m. and 6:00 p.m. Monday through Saturday (“Working Hours”), provided, however, that any work which shall be considered, in Landlord’s reasonable discretion, to cause excessive noise and/or vibration shall be performed before or after Working Hours. Without limiting the generality of the foregoing, Landlord shall provide reasonable construction rules and regulations to Tenant and Tenant’s contractors for Tenant’s contractors to follow, which may be changed by Landlord from time to time, and that shall provide further detail regarding Landlord’s requirements with regard to construction work conducted at the Property.
E.Landlord shall have the right to order Tenant or any of Tenant’s contractors to cease work and remove its equipment and employees from the Building who, after written notice and a reasonable opportunity to cure such violation, continue to violate the requirements contained in this Work Letter and imposed on Tenant or Tenant’s contractors in performing Tenant’s Work. No such action by Landlord shall delay Tenant’s obligation to pay Rent or any other obligations therein set forth.

F.Utility costs or charges for any service (including HVAC, hoisting or freight elevator and the like) to the Premises shall be the responsibility of Tenant from the date Tenant is obligated to commence or commences Tenant’s Work and shall be paid for by Tenant at Landlord’s standard rates then in effect. Tenant shall pay for all support services provided by Landlord’s contractors at Tenant’s request or at Landlord’s discretion resulting from breaches or defaults by Tenant under this Work Letter. All use of freight elevators is subject to (i) scheduling

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by Landlord or its property manager, and (ii) the rules and regulations of the Building. Tenant shall arrange and pay for removal of construction debris and shall not place debris in the Building’s waste containers. If required by Landlord, Tenant shall sort and separate its waste and debris for recycling and/or environmental law compliance purposes. Tenant or Tenant’s contractor may provide for a dumpster to be located and utilized at the Property, subject, however to scheduling by Landlord or its property manager.

G.Tenant shall permit access to the Premises, and Tenant’s Work shall be subject to inspection, by Landlord and Landlord’s architects, engineers, contractors and other representatives, at all times during the period in which Tenant’s Work is being constructed and installed and immediately following completion of Tenant’s Work.

III.PAYMENT OF COST OF TENANT’S WORK.

A.Landlord agrees to contribute the sum of up to $173,310.00 ($30.00 per square foot) (the “Allowance”) to be applied toward the cost of Tenant’s Work. The Allowance shall be used only for:

(1)Soft costs, including, without limitation, payment of the cost of preparing any initial space plan and the final working drawings and specifications, including mechanical, electrical, plumbing and structural drawings and of all other aspects of the Plans and Specifications.

(2)The payment of plan check, permit and license fees relating to construction of Tenant’s Work.

(3)Construction of Tenant’s Work, including, without limitation, the following:

(a)Installation within the Premises of all partitioning, doors, floor coverings, ceilings, wall coverings and painting, millwork and similar items.

(b)All electrical wiring, lighting fixtures, outlets and switches, and other electrical work to be installed within the Premises.

(c)All additional Tenant requirements including, but not limited to, heating, ventilation and air conditioning, plumbing systems and other systems.

(d)All fire and life protection systems such as fire walls, alarms and accessories, safety control systems, sprinklers and fire piping installed within the Premises.

(e)Testing and inspection costs.

(f)Contractor’s fees, including, but not limited to, any fees based on general conditions.

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(g)Architectural, engineering and energy management services.

(h)Installation of sub-meters, check meters or other devices for all utilities serving the Premises that are required to be separately metered.

B.Upon completion of each third of Tenant’s Work, Tenant shall submit to Landlord an application for payment (less the amount of the standard retainage), which shall be signed by Tenant’s general contractor and the architect, for the portion of the work completed, together with the following information:

(1)A copy of a receipted invoice or other evidence reasonably satisfactory to Landlord of the payment by Tenant to Tenant’s contractor(s) for the work performed in connection with the prior application for payment (not applicable to the first application for payment).

(2)Lien waivers from all parties supplying labor or material in connection with Tenant’s Work, in form reasonably acceptable to Landlord, which waiver may be conditioned only upon payment of work covered by the application for payment.

(3)Prior to or together with the final third application for payment, a copy of the final certificate of occupancy or other final communication or approval issued by the building department or other appropriate governmental authority having jurisdiction regarding Tenant’s Work (as applicable), as well as a full set of final as-built plans.

The approved cost of the performance of Tenant’s Work shall be charged against the Allowance. Landlord and Tenant acknowledge that the cost of performing Tenant’s Work may exceed the Allowance. The amount by which the cost of Tenant’s Work exceeds the Allowance is referred to as the “Excess Cost”. Tenant shall pay for the Excess Cost, and failure to do so shall be a default under the Lease.

C.In no event shall the Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant. In the event the entire Allowance is not utilized or disbursed, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with Tenant’s Work, Allowance and/or Excess Cost.

D.If Tenant fails to make any payment relating to Tenant’s Work as required hereunder, Landlord, at its option, may complete Tenant’s Work pursuant to the Plans and Specifications and continue to hold Tenant liable for the costs thereof and all other costs due to Landlord. Tenant’s failure to pay any amounts owed by Tenant hereunder when due or Tenant’s failure to perform its obligations hereunder shall also constitute a default under the Lease and Landlord shall have all the rights and remedies granted to Landlord under the Lease for

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nonpayment of any amounts owed thereunder or failure by Tenant to perform its obligations thereunder.

IV.COMPLETION.

Tenant’s Work shall be “Substantially Complete” on the date when the building department or other appropriate governmental authority having jurisdiction issues either a certificate of occupancy, a temporary certificate of occupancy or other communication or approval permitting legal occupancy of the Premises. In addition, the date upon which Tenant’s Work is deemed Substantially Complete shall not be delayed by unfinished minor details of construction, mechanical adjustments or decorations which do not materially interfere with Tenant’s use and enjoyment of the Premises or appurtenant common areas (“Punch List” items). Tenant shall use reasonable efforts to Substantially Complete Tenant’s Work in a timely manner, and shall promptly complete all Punch List items thereafter. Landlord agrees to reasonably cooperate with and assist Tenant in connection with the foregoing. Tenant’s failure to obtain a certificate of occupancy, a temporary certificate of occupancy or other communication or approval permitting legal occupancy of the Premises shall not cause a delay in Tenant’s obligation to pay Rent or any other obligations set forth in the Lease.
V.MISCELLANEOUS.

The terms and provisions of the Lease, insofar as they are applicable to this Work Letter, are hereby incorporated herein by reference. In the event of any conflict between the provisions of Section 9 or any other provision of the Lease and the provisions of this Work Letter, the provisions of this Work Letter shall control. All amounts payable by Tenant to Landlord hereunder shall be deemed to be Additional Rent under the Lease and, upon any default beyond the applicable notice and cure period in the payment of same, Landlord shall have all of the rights and remedies provided for in the Lease.

VI.APPLICABILITY OF WORK LETTER.

This Exhibit shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of this Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

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EXHIBIT D

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the Parking Facility and the Common Areas. Capitalized terms have the same meanings as defined in the Lease.

1.Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress. Corridor doors, when not in use, shall be kept closed. No rubbish, litter, trash, or material shall be placed, stored, emptied, or thrown in those areas. At no time shall Tenant permit any Tenant Parties to loiter in Common Areas or elsewhere about the Building, grounds or parking areas.

2.Outside storage is not permitted without Landlord’s written consent. Storage of tanks or other items must be approved by Landlord and should be locked and maintained in accordance with Landlord’s requirements.

3.Plumbing fixtures and appliances shall be used only for the purpose for which designed. No sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances. Damage to fixtures or appliances caused by Tenant or the Tenant Parties shall be paid for by Tenant.

4.Tenant shall seek Landlord’s written permission to install any satellite communication dishes, antennas or to have IT lines or equipment brought onto the Property or into the Building. Tenant shall, at its sole cost and expense, properly install and maintain any such equipment, and except for Tenant’s Cable which may remain in the walls on the Premises, remove it upon lease expiration or earlier termination, and restore any damage caused by its installation, use and removal. Landlord shall reserve the right to require review by a structural engineer or by Landlord’s roofing consultant, to be paid by the Tenant prior to installation of such equipment. No installation shall be made by Tenant which would void any roof or other warranties.
5.No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord and are in compliance with any municipal rules and regulations. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises.

6.Tenant shall at no time conduct any public sales, auctions, or liquidations in the Premises or Building or elsewhere on the Property. Tenant shall not canvass, solicit or peddle in or about the Building or Property.

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7.Tenant shall not use the Common Areas for the conduct of any private meetings or functions without Landlord’s prior written consent, nor shall Tenant allow the consumption of alcohol in any of the Common Areas by the Tenant Parties.

8.Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.

9.Tenant and Landlord shall integrate the security of and access to (whether by key or keycard) the Premises with Tenant’s other security services. Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord’s prior written consent and Landlord shall have the right to retain at all times and to use ( in the event of an emergency but otherwise on reasonable notice to Tenant during business hours) keys to all locks within and into the Premises. A reasonable number of keys to the locks on the entry doors in the Building and Premises shall be furnished by Landlord to Tenant at Tenant’s cost, and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or earlier termination of this lease. Any locks changed with Landlord’s permission will be changed back upon lease termination to the building master standard at Tenant’s cost. If applicable, Tenant shall provide key(s) and/or access card(s) to be placed in fire Knox box.
10.All contractors, contractor’s representatives and installation technicians performing work in the Building shall be subject to Landlord’s prior approval and shall be required to comply with Landlord’s standard rules, regulations, policies and procedures, which may be revised from time to time. Tenant will provide Landlord with a Certificate of Insurance for all contractors or vendors working within the Premises, naming the Tenant, Landlord and the Property management company as additional insureds in a format acceptable to Landlord and in compliance with the Lease.

11.Receipt by Tenant of merchandise or materials, other than those goods shipped in the Tenant’s normal course of business, requiring the use of elevators, stairways, lobby areas or loading dock areas or otherwise causing disruption to the normal flow of business at the Property, shall be restricted to hours designated by Landlord. Tenant shall assume all risk for damage to articles moved and injury to any persons. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage, injury or loss. All move ins/outs need to be coordinated with Landlord’s property manager. If building personnel are required to assist with the coordination of the move, Tenant shall reimburse Landlord for 1.25 times the cost of such personnel’s salary and benefits. Deliveries to and from the Premises shall be through the entrances and exits designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, parking and traffic flows, or any use which is inconsistent with good business practice.

12.Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises. Damage to the Building by the installation,

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maintenance, operation, existence or removal of the Tenant’s property shall be repaired at Tenant’s sole expense. Tenant shall, prior to occupancy, provide Landlord with a building layout indicating the locations of any heavy equipment. Tenant shall warrant to Landlord that weight of equipment does not exceed the floor load capacity. Landlord shall reserve the right to require review by a structural engineer to be paid by Tenant to verify load levels of equipment, prior to placement of the equipment. Tenant shall ensure that all equipment is properly permitted, if applicable, at its sole cost and expense.
13.Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises, odors or vibrations in the Building or on the grounds of the Property, or otherwise interfere in any way with other tenants or persons having business within or on them; (2) solicit business or distribute, or cause to be distributed, in any portion of the Building, handbills, promotional materials or any other advertising; or (3) conduct or permit other activities in the Building or on the Property that might, in Landlord’s sole discretion, constitute a nuisance.

14.No animals, except service animals assisting handicapped persons or those necessary for the conduct of Tenant’s business, shall be brought into the Building or kept in or about the Premises.

15.Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Property. Tenant shall not use, or permit any part of the Premises to be used, for lodging, sleeping or for any illegal purpose.

16.Tenant shall not install, operate or maintain in the Premises or in any other area of the Building or Property electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electronic or gas heating devices, without Landlord’s prior written consent. Tenant shall not exceed its proportionate share of electrical service, either in voltage, rated capacity or overall load, telephone lines and other telecommunication facilities, or other utilities available to service the Building. Tenant may only use an exterior generator with Landlord’s written consent and at normal operating times to be provided in writing from Landlord. Any exterior HVAC equipment, such as chillers and generators, should be properly maintained and locked (so they may to be operated only by authorized personnel).

17.Tenant shall not operate or permit to be operated any coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods) in any of the Common Areas. Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord. Landlord may from time to time adopt systems and procedures for the security and safety of the Building or Property, its occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord’s processes and procedures. Tenant

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assumes all risks of theft or vandalism to the Premises and agrees to keep its Premises locked or otherwise properly secured.

18.Except for using the name of the Building in connection with Tenant’s address, Tenant shall obtain Landlord’s written permission to use the name of the Building or Property in any advertising or publicity

19.Tenant, its agents, employees, contractors, guests or invitees shall not smoke or permit smoking in the Premises or in Common Areas, unless a Common Area has been specifically declared a designated smoking area by Landlord. Landlord shall have the right to designate the entirety of the Building or Property (including the Premises) as a non-smoking building or property.

20.Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish a building standard to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun (especially during the summer months to reduce cooling loads).

21.Landlord reserves the right to refuse access to any persons which Landlord in good faith judges to be a threat to the safety, reputation, or property of the Building or Property and/or its occupants.

22.Tenant is responsible to obey parking rules as set forth by Landlord, who reserves the right to modify these rules from time to time and/or adopt such other reasonable rules and regulations as it may deem necessary for the proper operation of the parking area. Parking shall be used solely for employees, invitees and visitors of Tenant , and Landlord reserves the right to revoke the parking rights and/or access card of any person who violates this provision. Unless otherwise instructed, every person using the parking areas is requested to park and lock his/her own vehicle. Landlord will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking areas. The maintenance of vehicles in the parking areas or Common Areas is strictly prohibited. Tenants will be notified of any modifications made to the parking rules as they occur.
23.The work of cleaning personnel shall not be hindered by Tenant after 5:30 p.m., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service. Tenant shall comply with the Building’s recycling policies.

10

EXHIBIT E
BASE BUILDING TENANT SERVICES SPECIFICATIONS HEATING PLANT
1.BOILERS
•Natural gas-fired boilers provide 180°F hot water for heating throughout the building.
•Boilers B-1 and B-2 are each rated at 21,000,000 BTU/hour output (500 boiler HP).
•Boiler B-3 is rated at 8,400,000 BTU/hour output (200 boiler HP); this boiler provides hot water throughout the summer for dehumidification/reheat functions/process heating. Tenants are hereby notified that the hot water system is not supplied with power from the life safety generator.
•Heating Plant Redundancy: If boiler B-3 is not operational the remaining two boilers have capacity to meet 91% of the heating load on a design day. If boiler B-1 or B-2 is not operational, the remaining two boilers have capacity to meet 64% of the heating load on a design day (0°F outside air temperature).
2.PRIMARY PUMPS
•There are (3) primary hot water pumps, (1) per boiler. The primary pumps are constant volume pumping.
•Pumps circulate water through the boilers and piping loops at the 7th floor.
•(2) Pumps serving B-1 and B-2: Each is rated at 1,700 GPM, 20oF ∆T; 40 HP.
•(1) Pump serving B-3: Rated at 670 GPM, 20oF ∆T; 15 HP.
3.SECONDARY PUMPS
•There are (3) secondary hot water pumps. (1) pump is always idle and is a backup pump providing 100% redundancy.
•Circulate water through the building risers.
•Each pump is rated at 2,000 GPM, 20oF ∆T normally at full load; 50 HP.
•Each pump is installed with a dedicated variable frequency drive (VFD).
4.PIPING DISTRIBUTION/RISERS
•There are hot water risers installed from the 7th floor down to the 1st floor.
•There are valved branches at the 1st, 2nd, 5th and 7th floors for extension to tenant equipment. Tenants will need to connect to the risers at these locations for hot water service to the tenant air handling units and reheat coils.
•Secondary pumps circulate water through the risers. Speed of the pumps automatically adjusts to flow demand through the use of pressure transmitters and the VFDs.
•Hot water allocation is as follows: 45 GPM for the 13,000 CFM AHU plus 70 GPM for local reheats connected to this unit, and 30 GPM for the 9,000 CFM AHU plus 48 GPM for local reheats connected to this unit.

1

OUTSIDE AIR VENTILATION EQUIPMENT

1.AIR HANDLING UNIT AHU 7-1 & AHU 7-2
•These (2) air handling units (AHUs) provide outside air for fresh air ventilation requirements in addition to providing “make-up air” for lab exhaust systems.
•AHU 7-1 capacity is 160,000 CFM supplied to the south side AHU rooms on floors 2 and 5.
•AHU 7-2 capacity is 120,000 CFM supplied to the north side AHU rooms on floors 2 and 5, plus to the AHU locations in the 7th floor penthouse allocated to serve the 6th floor..
•Serve lab areas of the building (south of the core elevators). The outside air ventilation systems have been designed to provide nominal 2.0 CFM/SF of outside air. Thus the corresponding exhaust air systems can have capacities of nominal 2.0 CFM/SF.
•Each AHU is provided with two independent fans with independent VFDs which provide 50% redundancy at each unit.
•AHUs are installed with 30% pleated pre-filters and have heating coils which heat outside air to 50°F during the winter.
2.DUCTWORK DISTRIBUTION
•There are two ductwork shafts in the building, one per AHU, installed from the 7th floor down to the 2nd floor mechanical room.
•There are ductwork branches at the 2nd, 5th and 7th floors for extension to tenant air handling equipment.
•Speed of the fans automatically adjusts to airflow demand through the use of pressure transmitters and the VFDs.

COOLING PLANT

1.CHILLERS
•Chillers provide 42°F chilled water for cooling throughout the building.
•There are three chillers, CH-1, CH-2 & CH-3, each rated at 800 tons of cooling (9,600,000 BTU/hour each).
•Chiller type: Centrifugal compressor driven by an electric motor rated at 4,160 volts.
•Cooling Plant Redundancy: If a chiller is not operational the remaining two chillers have capacity to meet 67% of the cooling load on a design day (95°F db / 74°F wb).
•Cooling plant will be operational year-round to provide process cooling for lab uses in addition to providing air conditioning and dehumidification to the building year-round. Tenants are hereby notified that the chilled water system is not supplied with power from the life safety generator.
2.PRIMARY CHILLED WATER PUMPS

2

•There are (3) primary chilled water pumps, (1) per chiller. The primary pumps are constant volume pumping.
•Pumps circulate water through the chillers and piping loops at the 7th floor.
•Each pump is rated at 1,280 GPM, 15oF ∆T; 25 HP.
3.SECONDARY CHILLED WATER PUMPS
•There are three (3) secondary chilled water pumps. One (1) pump is always idle and is a backup pump providing 100 % redundancy.
•Circulate water through the building risers.
•Each pump is rated at 1,920 GPM, 15oF ∆T normally at full load; 60 HP.
•Each pump is installed with a dedicated variable frequency drive (VFD).

3

4.PIPING DISTRIBUTION/RISERS
•There are chilled water risers installed from the 7th floor down to the 1st floor.
•There are valved branches at the 1st, 2nd, 5th and 7th floors for extension to tenant equipment.
•Secondary pumps circulate water through the risers. Speed of the pumps automatically adjusts to flow demand through the use of pressure transmitters and the VFD’s.
•Chilled water allocation is as follows: 125 GPM for the 13,000 CFM AHU, and 90 GPM for the 9,000 CFM AHU.
5.COOLING TOWERS
•There are (6) cooling towers on the roof which reject heat from the chillers to the exterior of the building.
•The cooling towers are served by three (3) pumps, CWP-1, CWP-2 and CWP-3 which circulate cooling water from the chillers to the cooling towers.
•Each pump is rated at 2,400 GPM; 60 HP.
•The cooling tower loop is an open system, and is open to the atmosphere above the roof. Instead of traditional chemical treatment systems, the cooling towers are served by an environmentally friendly ozone water treatment system.

SPACE FOR TENANT AIR HANDLING UNITS

1.TENANT AIR HANDLING UNITS
•For lab areas of the building (south of the core elevators), space has been set aside for tenant air handling units and (potentially) tenant process equipment. The AHUs would provide heating, cooling and outside air for fresh air ventilation requirements in addition to providing “make-up air” for lab exhaust systems.
•Designed capacity: Nominal 2.0 cfm per sf of outside air.
•Flexibility: Tenant AHUs can incorporate dehumidification, humidifiers, fan speed controls, specialty filters such as HEPA filters, etc.
2.DISTRIBUTION
•Space has been set aside on the 2nd, 5th and 7th floor for tenant air handling equipment. The south side AHU room anticipates five units at 13,000 CFM each, and the north side AHU room anticipates five units at 9,000 CFM each. Space has also been allocated in the 7th floor penthouse for two 13,000 CFM units and two 9,000 CFM units.
•These spaces are centrally located to provide easy connections to core building systems such as fresh air, hot water and chilled water. In addition, the spaces are centrally located for ductwork distribution to each space.

4

BUILDING MANAGEMENT SYSTEM (BMS)

1.SYSTEM ARCHITECTURE
•The building’s temperature controls are served by an Alerton, electronic direct digital controls (DDC) system.
•Independent unit controllers are installed locally and provide complete control of local equipment. The controllers continue to operate in the event of loss of connection to the central PC.
•The central PC incorporates user graphics interface.
2.BENEFITS
•DDC technology.
•Energy efficiency.
•Trending of data.
•Central monitoring for alarm notification through modem, phone, etc.

SPACE FOR TENANT EXHAUST FANS

1.TENANT EXHAUST FANS
•For lab areas of the building (south of the core elevators), space has been set aside for tenant exhaust fans.
•Designed capacity: Nominal 2.0 CFM/SF maximum.
•Fans are located under the penthouse roof for ease of maintenance and trouble shooting.
2.DUCTWORK DISTRIBUTION
•Discharge of fan: Exhaust up through the roof above.
•Ductwork from the fan to the tenant space is installed in the vertical shaft space centrally located at the core of the building. Exhaust ducts shall be installed in accordance with the Code required fire separation.
•Louvers along the west wall allow passage of outside air for fans which are setup for constant volume flow at the fan’s discharge and need bypass air/mixing air.

ELECTRICAL POWER DISTRIBUTION

1.ELECTRICAL SERVICE/SWITCHGEAR

5

•The 13.8 kV electrical service enters the site underground from the south side of the facility. The 13.8 kV primary switchgear is located outside the building.
•(2) 2500 kVA, 13.8kV to 480Y/277V transformers are located outside the building. These feed into the building to a 4000A double-ended switchboard with a 3000A tie circuit breaker.
•(2) 1500 kVA, 13.8kV to 4.16kV transformers are located inside the building. These feed to a 600A double-ended switchboard with a 600A tie breaker. This arrangement provides 100% redundancy if a transformer or associated feeder fails.
2.POWER DISTRIBUTION IN THE BUILDING
•The 480Y/277V switchboard serves four (4) busduct risers in the building, two (2) from each end of the double-ended switchboard. Two (2) of the busduct risers are rated at 1600A each and are dedicated to serving mechanical equipment loads at the 7th floor/penthouse. The two (2) remaining busduct risers are 2000A each and serve tenant fit-up spaces.
•The 4.16kV switchgear serves the three (3) chillers at the 7th floor. Two (2) chillers are fed from one side of the double-ended switchgear and the remaining chiller is fed from the other end.
•Based on the net tenant office and lab areas, the following power densities are available for tenant use:

	Office Area	Lab Area
Lighting:	1.1 W/SF	1.8 W/SF
Misc. Power/receptacles:	3.5 W/SF	10 W/SF
Tenant HVAC Boxes and controls	0.5 W/SF	0.3 W/SF
Tenant Lab Supply AHU	-	2.0 W/SF
Tenant Lab Exhaust Fans	-	1.5 W/SF

3.EMERGENCY POWER
•A 300kVA, 480Y/277V, diesel fired emergency generator is installed outside at the south end of the building. The generator serves life safety electrical loads such as:
Fire pump and jockey pump
Three (3) elevators
Fire alarm system
Emergency lighting in Common Areas
Primary switchgear controls

NORTH END OFFICE SPACE

HEATING, VENTILATION AND AIR CONDITIONING

6

•Two (2) 50,000 CFM roof mounted air handling units serve all north end spaces. At 13,500 SF per floor nominal, this equates to 1.3 CFM/SF.
•Duct risers with horizontal branches are installed at each floor.
•VAV systems.
•Hot water is available for serving perimeter fin-tube or reheat coils at the VAV boxes; 45 GPM of heat water per floor is allocated for reheat.
•System is flexible and can provide temperature control at individual spaces.

MISCELLANEOUS
•Acid vent risers with pipe branches at each floor are located at the north end and south end of the lab areas of the building.
•Cold water riser with pipe branches at each floor is located at the north end of the lab area.
•Natural gas riser with pipe branches at each floor is located at the south end of the lab area.

7

EXHIBIT F
PARKING FACILITY

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1

AMENDMENT NO. 1 TO LEASE

THIS AMENDMENT NO. 1 TO LEASE (this “Amendment”) is made and entered into as of the 19th day of October 2021 between Landlord and Tenant named below:

LANDLORD:    WE 150 Munson LLC
c/o Winstanley Enterprises LLC
150 Baker Avenue Extension, Suite 303
Concord, MA 01742

TENANT:    Quantum Circuits, Inc.
25 Science Park
New Haven, CT 06511

BUILDING:    Science Park, Building 25
150 Munson Street
New Haven, Connecticut

WHEREAS, Landlord and Tenant executed a License Agreement dated as of October 22, 2017 (the "License"), by which Tenant licensed approximately 2,177 rentable square feet of space on the second floor of the Building known as Suite 240 ("Suite 240”); and

WHEREAS, Landlord and Tenant executed a Short Term Lease Agreement dated as of April 25, 2018 (as herein amended, the "Lease"), by which Tenant leased approximately 5,777 rentable square feet of space on the second floor of the Building known as Suite 203 ("Suite 203"); and

WHEREAS, Landlord and Tenant have agreed to add Suite 240 to the Lease along with additional space consisting of (i) 5,876 rentable square feet of space known as Suite 205 ("Suite 205"), and (ii) 702 rentable square feet of mechanical space known as 2G ("2G"), both on the second floor of the Building and adjacent to Suite 203, as well as to provide Tenant with an improvement allowance and to extend the Term of the Lease, all upon the terms and conditions set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.Capitalized terms used but not defined herein shall have the meaning ascribed to each in the Lease.

2.As of the date of this Amendment (the "Effective Date") Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, Suite 205, 2G and Suite 240. From and after the Effective Date, the Premises, as so expanded, shall be comprised of Suite 203, Suite 205, 2G and Suite 240, consisting of approximately 14,532 rentable square feet in the aggregate. Exhibit B of the Lease is hereby deleted and replaced with Replacement Exhibit B attached hereto. Notwithstanding anything in the License Agreement to the contrary, the Termination Date of the License shall be deemed to be the date prior to the Effective Date; provided, however, that Tenant shall continue to have uninterrupted possession of Suite 240.

3.    On the Effective Date, Landlord shall deliver to Tenant possession of Suite 205 and 2G. Tenant represents that Tenant has inspected Suite 205 and 2G and is thoroughly acquainted with their condition and takes Suite 205 and 2G "as-is, where-is," and the taking of possession by Tenant shall be conclusive evidence that Suite 205 and 2G are in good and satisfactory condition.

4.    The Termination Date of the Lease is hereby amended and extended to December 31, 2024.

5.    Tenant shall continue to pay Base Rent on Suite 203 as set forth in Section 3(b) of the Lease. Commencing on the date (the “Amended Rent Commencement Date”) which is the earliest occur of: (i) the date on which Tenant commences using Suite 205 for its business purpose, (ii) obtains a CO (as defined below) or (iii) July 1, 2022, Tenant shall pay Base Rent on the entire Premises at the same rate and manner as payable on Suite 203 as set forth in the Lease. The following table sets forth the Base Rent for the entire Premises from the Amended Rent Commencement Date through the remaining Term of the Lease:

Period	Annual Rate Per RSF	Annual Base Rent	Monthly Installment
Amended Rent Commencement	$24.41	$354,726.12	$29,560.51
Date - 08/31/2022
09/0 l /2022 - 08/31/2023	$24.90	$36 I ,846.80	$30,153.90
09/01/2023 - 08/31/2024	$25.39	$368,967.48	$30,747.29
09/01/2024 - 12/31/2024	$25.90	$376,378.80	$31,364.90

The parties agree, at the request of either, to execute a rent commencement date letter or similar document to confirm the Amended Rent Commencement Date once known.

6.    As of the Effective Date, Tenant shall pay the Utility Fee and Tenant's Pro Rata Share of Operating Expenses and Real Estate Taxes, as well as all other charges due under the Lease as Additional Rent, for Suite 203 and Suite 240, and "Pro Rata Share" shall be the rentable square footage of Suite 203 and Suite 240 (7,954) divided by the rentable square footage of the Building (263,960), or 3.01%. As of the Amended Rent Commencement Date, Tenant shall pay the Utility Fee and Tenant's Pro Rata Share of the Operating Expenses and Real Estate Taxes, as well as all other charges due under the Lease as Additional Rent, for the entire Premises, and "Pro Rata Share" shall be the rentable square footage of the Premises (14,532) divided by the rentable square footage of the Building (263,960), or 5.51%.

7.    Effective as of the Amended Rent Commencement Date, Section 18 of the Lease is hereby revised to increase the number of parking spaces allocated to Tenant to 58 cars, with no other changes to the terms and conditions set forth in Section 18.

8.    Landlord shall make available to Tenant a construction allowance of $176,000.00 (the "Allowance"), which shall be used by Tenant solely for any hard and soft construction costs incurred by Tenant in connection with improvements (the "Tenant Improvements") performed by Tenant on Suite 205 and 2G. The Allowance shall be paid to Tenant as a single payment made within thirty (30) days following the date the building department or other appropriate governmental authority having jurisdiction issues either a certificate of occupancy, a temporary certificate of occupancy or other communication or approval permitting legal occupancy of Suite 205 (such certificate or other communication, the "CO"), and when Tenant has submitted to Landlord such reasonable documentation of its expenditures of hard and soft costs in the amount of the Allowance for the conduct of the Tenant Improvements.

9.    Section 21 of the Lease is hereby deleted in its entirety and is of no further force or effect.

10.    Notwithstanding anything in the Lease to the contrary, all laboratory, HVAC and other equipment and facilities that are dedicated to and solely serve the Premises shall be maintained, repaired, and replaced, as necessary, by Tenant at Tenant's sole cost and expense throughout the Term.

I1.    Landlord and Tenant represent and warrant to the other that each has full authority to enter into this Amendment and further agree to hold harmless, defend, and indemnify the other from any loss, costs (including reasonable attorneys' fees), damages, or claim arising from any lack of such authority.

12.    As modified herein, the Lease is hereby ratified and confirmed and shall remain in full force and effect.

13.    Landlord and Tenant hereby represent and warrant to the other that each has not dealt with any broker, finder or like agent in connection with this Amendment and each does hereby agree to indemnify and hold the other, its agents and their officers, directors, shareholders, members, partners and employees, harmless of and from any claim of, or liability to, any broker, finder or like agent claiming a commission or fee by reason of having dealt with either party in connection with the negotiation, execution or delivery of this Amendment, and all expenses related thereto, including, without limitation, reasonable attorneys' fees and disbursements.

14.    This Amendment constitutes the entire agreement by and between the parties hereto regarding the subject matter hereof and supersedes any and all previous agreements, written or oral, between the parties. No modification or amendment of this Amendment shall be effective unless the same shall be in writing and signed by the parties hereto. The provisions of this Amendment shall inure to the benefit of, and be binding upon, the parties hereto and their respective legal representatives, successors and assigns.

15.    This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one agreement. This Amendment shall become effective when duly executed and delivered by all parties hereto.

(Signatures on following page)

IN WITNESS WHEREOF, Landlord and Tenant have signed this Amendment No. 1 to Lease as of the day and year first above written.

Landlord:    WE 150 MUNSON LLC

By:    WE 150 Munson Manager LLC Its Manager

By:    Winstanley Enterprises LLC Its Manager

By:    /s/ Carter J. Winstanley
Name: Carter J. Winstanley
Title: Manager

Tenant:    QUANTUM CIRCUITS, INC.

By:        /s/ Martin Mengwall     Name: Martin Mengwall
Title: President and Chief Executive Officer

REPLACEMENT EXHIBIT B LEASED PREMISES
Suites: 203, 205, 240, Mechanical 2G Total SF: 14,532 SF

[*****]

AMENDMENT NO. 2 TO LEASE

THIS AMENDMENT NO. 2 TO LEASE (this "Amendment") is made and entered into as of December 30, 2024 between Landlord and Tenant named below:

LANDLORD:    WE 150 Munson LLC
c/o Winstanley Enterprises LLC
150 Baker Avenue Extension, Suite 303
Concord, MA 01742

TENANT:    Quantum Circuits, Inc.
25 Science Park
New Haven, Connecticut 06511

BUILDING:    Science Park, Building 25
150 Munson Street
New Haven, Connecticut

WHEREAS, Landlord and Tenant executed a Short Term Lease Agreement dated as of April 25, 2018 (as previously amended, and as herein further amended, the "Lease"), by which Tenant leased approximately 5,777 rentable square feet of space on the second floor of the Building known as "Suite 203"; and

WHEREAS, Landlord and Tenant executed an Amendment No. 1 to Lease dated as of October 19, 2021 whereunder (i) the parties added 2,177 rentable square feet of space known as "Suite 240" to the Lease (previously licensed by Tenant under a now-expired license agreement), (ii) Tenant leased an additional 5,876 rentable square feet of space known as "Suite 205" and an additional 702 rentable square feet of space known as "2G" and (iii) the parties extended the Lease through December 31, 2024; and

WHEREAS, Tenant desires to lease additional space at the Building, and Landlord and Tenant have agreed to further extend the term of the Lease, upon the terms set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.Capitalized terms used but not defined herein shall have the meaning ascribed to each in the Lease.

2.Commencing as of January 1, 2025 (the "Effective Date"), Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, approximately 3,666 rentable square feet of space known as Suite 210 ("Suite 210") on the second floor of the Building. From and after the Effective Date, the Premises, as so expanded, shall be comprised of Suite 203, Suite 205, 2G, Suite 240 and Suite 210, consisting of approximately 18,198 rentable square feet in the aggregate. As of the Effective Date, Exhibit B of the Lease is hereby amended by adding

Exhibit B-1 attached hereto, which depicts Suite 210 and is in addition to the existing Exhibit B of the Lease.

3.On the Effective Date, Landlord shall deliver to Tenant possession of Suite 210. Tenant represents that Tenant has inspected Suite 210 and is thoroughly acquainted with its condition and takes Suite 210 "as-is, where-is," and the taking of possession by Tenant shall be conclusive evidence that Suite 210 is in good and satisfactory condition.

4.The Term of the Lease is hereby extended to March 31, 2026, and the Termination Date of the Lease shall mean said date.

5.Commencing on the Effective Date, the annual Base Rent through the end of the Term shall continue to be $25.90 per rentable square foot. Notwithstanding the foregoing, Tenant shall not be obligated to commence paying Base Rent on Suite 210 until April 1, 2025. Base Rent payable under the Lease as of the Effective Date is therefore as follows:

Period	Rentable Sq. Ft.	Annual Base Rent	Monthly Installments
01/01/2025 - 03/31/2025	14,532	$376,378.80	$31,364.90
04/01/2025 - 03/31/2026	18,198	$471,328.20	$39,277.35

6.As of the Effective Date, Tenant shall pay the Utility Fee and Tenant's Pro Rata Share of Operating Expenses and Real Estate Taxes, as well as all other charges due under the
Lease as Additional Rent, for the entire Premises, as expanded (notwithstanding that Tenant shall not commence paying Base Rent on Suite 210 until April l, 2025), and "Pro Rata Share" shall be the rentable square footage of the Premises, as expanded (18,198) divided by the rentable square footage of the Building (263,960), or 6.89%.

7.As of the Effective Date, Section 18 of the Lease is hereby revised to increase the number of parking spaces allocated to Tenant to 73 spaces, with no other changes to the terms and conditions set forth in Section 18.

8.Landlord and Tenant represent and warrant to the other that each has full authority to enter into this Amendment and further agree to hold harmless, defend, and indemnify the other from any loss, costs (including reasonable attorneys' fees), damages, or claims arising from any lack of such authority.

9.As modified herein, the Lease is hereby ratified and confirmed and shall remain in full force and effect.

10.Landlord and Tenant hereby represent and warrant to the other that each has not dealt with any broker, finder or like agent in connection with this Amendment. Each party hereby agrees to indemnify, defend and hold the other, its agents and their officers, directors, shareholders, members, partners and employees, harmless of and from any claim of, or liability to, any other broker, finder or like agent claiming a commission or fee by reason of having dealt with either party in connection with the negotiation, execution or delivery of this Amendment, and all expenses related thereto, including, without limitation, reasonable attorneys' fees and disbursements.

11.This Amendment constitutes the entire agreement by and between the parties hereto and supersedes any and all previous agreements, written or oral, between the parties. No modification or amendment of this Amendment shall be effective unless the same shall be in writing and signed by the parties hereto. The provisions of this Amendment shall inure to the benefit of, and be binding upon, the parties hereto and their respective legal representatives, successors and assigns.

12.This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one agreement. This Amendment shall become effective when duly executed and delivered by all parties hereto.

(Signatures on following page)

IN WITNESS WHEREOF, Landlord and Tenant have signed this Amendment No. 2 to Lease as of the day and year first above written.

Landlord:    WE 150 MUNSON LLC

By:    WE 150 Munson Manager LLC Its Manager

By:    Winstanley Enterprises LLC Its Manager

By:    /s/ Carter J. Winstanley
Carter J. Winstanley
Its Manager

Tenant:    QUANTUM CIRCUITS, INC.

By:        /s/ Allen Dinh     Allen Dinh
Title: Head of Finance and Administration

EXHIBIT B-1

SUITE 210

25 SCIENCE PARK
New Haven, Connecticut
SECOND FLOOR PLAN    AVAILABLE: 3,666 RSF

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